                                                        Exhibit 4(c)





                         THE BP AMERICA
                    CAPITAL ACCUMULATION PLAN


     (Amended and Restated Effective as of January 1, 1994)











FEBRUARY 1996                                          PLAN No. 035

                            PREAMBLE

     The  Internal  Revenue  Service  (IRS)  issued  a  favorable determination  letter dated February 5, 1996 with regard  to  the

Plan,  provided that certain proposed amendments reviewed by  the

IRS are adopted and made effective as of January 1, 1994 or other dates as required by law.  All such required amendments have been incorporated into the Plan as amended and restated herein.

                          AMENDMENT TO
              BP AMERICA CAPITAL ACCUMULATION PLAN
                            PLAN 035

WHEREAS, BP America Inc. (the "Company") maintains the BP America
Capital Accumulation Plan (the "Plan");

WHEREAS, pursuant to Article XIV of the Plan, the Company has the authority to amend the Plan, subject to its provisions;

NOW THEREFORE, the Plan is hereby amended, effective as of September 30, 1998 as follows:

1.   Appendix A of the Plan, Description of Classes or Groups  of
     Eligible Employees, is replaced in its entirety with the following Attachment.

The Plan remains otherwise without change.

IN WITNESS WHEREOF, the Company has adopted this amendment to the Plan this 18th day of December, 1998.

                                   BP AMERICA INC.




                                   By:
                                   Steven W. Percy
                                   Chief Executive Officer

                           APPENDIX A

                COVERED EMPLOYMENT CLASSIFICATION

                        September 30,1998

The   following   groups  have  been  designated  as   employment

classifications eligible for participation in the Plan:

Participating Employer   Employment Classification
ACTIVE GROUPS:
BP America               Salaried staff (full-time, part-time &
                         regular part-time)
                         Secondees
                         Interns and Co-ops
BP Chemicals             Salaried staff (full-time, part-time &
                         regular part-time)
                         Secondees
                         Interns and Co-ops
                         BP Performance Polymers salaried staff
                         (full-time, part-time & regular part-
                         time)
                         BP PlasTec salaried staff & hourly
                         (full-time, part-time & regular part-
                         time)
                         Green Lake and Lima salaried staff
                         (full-time, part-time & regular part-
                         time)
                         Green Lake and Lima union hourly
BP Exploration           Gulf of Mexico salaried staff (full-
                         time, part-time & regular part-time)
                         Alaska salaried staff (full-time, part-
                         time & regular part-time)
ACTIVE GROUPS CONT:
                         Colombia salaried staff (full-time,
                         part-time & regular part-time)
                         North Slope salaried staff (full-time,
                         part-time & regular part-time)
                         Secondees
                         Interns and Co-ops
                         Gulf of Mexico production hourly
                         North Slope union hourly
BP Oil                   Salaried staff (full-time, part-time &
                         regular part-time)
                         Secondees
                         Interns and Co-ops
                         Salaried staff (full-time, part-time &
                           regular part-time) of:
                           Air BP
                           Alliance and Toledo Refineries
                           ANS Trading & Transportation
                           BP Marine
                           Commercial Marketing
                           Logistics
                           Oil Traders International
                           Oil Technology Network
                           Pipelines
                           Retail Marketing
                           Supply
                         Air BP hourly
                         Logistics hourly (excluding East Coast
                         District)
                         Pipeline hourly (excluding Woodbury
                         District)
TERMINATED EMPLOYEE GROUPS:
BP America               Alternate Fuels Technology salaried
                         staff (full-time, part-time & regular
                         part-time)
                         Alternate Energy Development salaried
                         staff (full-time, part-time & regular
                         part-time)
                         Kaldair salaried staff (full-time, part-
                         time & regular part-time)
                         Research salaried staff (full-time,
                         part-time, and regular part-time)
BP Chemicals             BP Performance Polymers of Rockport and
                         Visalia salaried staff (full-time, part-
                         time and regular part-time)
                         Filon/Silmar salaried staff (full-time,
                         part-time & regular part-time)
                         Filon/Silmar salaried staff of
                         Covington, Hawthorne and Jonesboro
                         (full-time, part-time & regular part-
                         time)
BP Coal                  Salaried staff of Basin Resources,
                         Blossom Coal, BP Coal, BP Coal America,
                         Franklin Coal, Franklin Coal Sales,
                         Hinch Coal, Kitt Energy, Mingo-Logan,
                         Old Ben, Old Ben Coal Sales, Pike Coal
                         (full-time, part-time and regular part-
                         time)
BP Exploration           Tex-Con salaried staff (full-time, part-
                         time & regular part-time)
                         Tex-Con hourly
BP Oil                   East Coast terminals and Woodbury
                         District pipeline salaried staff and
                         union and non-union hourly (full-time,
                         part-time & regular part-time)
                         Ferndale Refinery salaried staff (full-
                         time, part-time & regular part-time)
                         Gibbs hourly
TERMINATED EMPLOYEE GROUPS CONT:
                         Lake Charles Calciner salaried staff
                         and hourly
                         Lima Refinery salaried staff (full-
                         time, part-time & regular part-time
                         Lima Refinery clerical union hourly
                         Marcus Hook salaried staff (full-time,
                         part-time regular part-time)
                         Mountaineer Carbon salaried staff and
                         hourly
                         Truckstops of America salaried staff
                         (full-time, part-time & regular part-
                         time)
                         Truckstops of America general managers
                         Truckstops of America Profit Center
                         managers RRA
                         West Coast service station managers and
                         assistant managers - RRA
                         West Coast Terminals salaried staff and
                         hourly
BP Minerals              Amselco salaried staff
                         Kennecott salaried staff
Carborundum              Applied Composites St. Charles salaried
                         staff
                         Chief Executive
DWA Composite            Salaried staff (full-time, part-time &
Specialties              regular part-time)
Industrial Products      Chase Brass salaried staff

                          AMENDMENT TO
              BP AMERICA CAPITAL ACCUMULATION PLAN
                            PLAN 035


WHEREAS, BP America Inc. (the "Company") maintains the BP America
Capital Accumulation Plan (the "Plan");

WHEREAS, pursuant to Article XIV of the Plan, the Company has authority to amend the Plan, subject to its provisions;

NOW, THEREFORE, the Plan is hereby amended, effective as of August 10, 1998 (the "Closing Date"), in accordance with the Agreement for the Purchase and Sale of Lima Oil Refinery between
BP Exploration and Oil   Inc.  et.  al.,  and  Clark  Refining  and
Marketing  Inc. ("Clark"), dated July 1, 1998 (the "Agreement"):

     The Accounts and related liabilities of those Participants whose employment transferred on the Closing Date to Clark as a result of the Agreement (excluding the BDO Employees listed on Attachment A and any Participants who separate from service with Clark prior to the date of transfer) shall be spun off from the Plan and shall be transferred to the Clark Retirement Savings Plan,

The Plan remains otherwise without change.

IN WITNESS WHEREOF, the Company has adopted this amendment to the Plan this 15th day of December, 1998.



BP AMERICA INC.


By:                              By:
Iain C. Conn                     William E. Boswell
Senior Vice President, BP Oil    Plan Administrator

                          AMENDMENT TO
              BP AMERICA CAPITAL ACCUMULATION PLAN
                            PLAN 035


                          ATTACHMENT A



The following BDO Employees' Accounts and related liabilities remained in the Plan following the Closing Date, i.e., were not spun off from the Plan and transferred to the Clark Retirement
Savings Plan effective as of the Closing Date:


Name                  Social Security Number
Gilbreath,  D. L.     ###-##-####

Simmonds,   T. D.     ###-##-####

Walsh, S. M.          ###-##-####

                          AMENDMENT TO
              BP AMERICA CAPITAL ACCUMULATION PLAN
                            PLAN 035


WHEREAS, BP America Inc. (the "Company") maintains the BP America
Capital Accumulation Plan (the "Plan");

WHEREAS, pursuant to Article XIV of the Plan, the Company has authority to amend the Plan, subject to its provisions; and,

WHEREAS,   the   Company   intends  to  amend   the   eligibility
requirements of the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of April
1, 1998, as follows:

1. Section 2.1, "Eligibility Requirements," is amended to read in its entirety as follows:

     Effective for Employees with Employment Commencement Dates on and after April 1, 1998, an Employee shall be eligible to participate in the Plan effective on his Employment Commencement Date; provided that he is employed in a classification listed in Appendix A. Such participation shall become effective upon satisfaction of the election requirements of Section 2.4.

     For any Employee with an Employment Commencement Date prior to April 1, 1998, such Employee shall become eligible to participate in the Plan as of the first pay date after he both (i) attains age 21, and (ii) completes a twelve-month period of employment during which he is credited with at least 1,000 Hours of Service. The twelve-month period shall be (a) twelve consecutive months commencing on the individual's Employment Commencement Date, or (b) any Plan Year commencing subsequent to that date. Notwithstanding the foregoing, any Employee who has not yet satisfied the conditions for eligibility to participate described in the preceding two sentences shall, as of April 1, 1998, become eligible to participate in the Plan effective upon satisfaction of the election requirements of Section 2.4; provided that he is employed in a classification listed in Appendix A.

     Employees covered under a collective bargaining agreement are not eligible to participate in the Plan unless such agreement specifically provides for coverage by the Plan or the collective bargaining representative agrees to accept Plan changes without the requirement of further collective bargaining.

2. Section 2.2, "Reemployment," is amended to read in its entirety as follows:

     If an Employee incurs a Severance Date at any time and subsequently has a Reemployment Date as an Employee on or after April 1, 1998, such Employee shall be eligible to participate in the Plan effective on his Reemployment Date; provided that he is employed in a classification listed in Appendix A. Such participation shall become effective upon satisfaction of the election requirements of Section 2.4.

     if  an  Employee incurs a Severance Date prior to  April  1,
     1998  and  is subsequently rehired as an Employee  prior  to
     April  1,  1998,  the  following  special  rules  apply   to
     eligibility for participation:

          (a) If an Employee has not yet satisfied the Plan's eligibility requirements, incurs a Severance Date, and subsequently has a Reemployment Date prior to April 1, 1998 and within the twelve-month period following his original Employment Commencement Date, for purposes of eligibility to participate, such Employee shall be treated as if he had never incurred a Severance Date; provided that he is employed in a classification listed in Appendix A.

          (b) If an Employee has not yet satisfied the Plan's eligibility requirements, incurs a Severance Date, and subsequently has a Reemployment Date prior to April 1, 1998 and after the twelve-month period following his original Employment Commencement Date but within seven years after such Severance Date, such Employee will be eligible to participate in the Plan as of any pay date following the Plan Year in which he completes 1,000 Hours of Service and is age 21; provided that he is employed in a classification listed in Appendix A.

          Notwithstanding the foregoing, any Employee who has not yet satisfied the conditions for eligibility to participate described in the preceding sentence shall, as of April 1, 1998, become eligible to participate in the Plan effective upon satisfaction of the election requirements of Section 2.4; provided that he is employed in a classification listed in Appendix A.

          (c) If an Employee has met the Plan's eligibility requirements, is not yet vested in his Plan account at the time he incurs a Severance Date and has a Reemployment Date prior to April 1, 1998 within seven years after such Severance Date, such Employee is eligible to participate in the Plan as of any pay date following his Reemployment Date; provided that he is employed in a classification listed in Appendix A.

          (d) If an Employee is vested in his Separate Accounts at the time he incurs a Severance Date, such Employee can resume participation in the Plan as of any pay date following a Reemployment Date prior to April 1, 1998; provided that he is employed in a classification listed in Appendix A.

          (e)   If  an  Employee is not vested  in  his  Separate
          Accounts at the time he incurs a Severance Date and does not incur a Reemployment Date within seven years after such Severance Date and prior to April 1, 1998, such Employee will be subject to the same eligibility requirements that are applicable to a new Employee.

3. Section 2.3, "Service in Non-Employee Capacity," is amended to read in its entirety as follows:

     For purposes of this Article II for periods prior to April 1, 1998, all common law employment with the Affiliated Group (in a capacity other than as an Employee), or The British Petroleum Company, p.l.c., or one of its subsidiaries, shall be treated as if such employment was employment as an Employee for purposes of this Article II; provided, however, that no person shall be eligible to participate in the Plan until he has satisfied the requirements of Section 2.1.

4. Section 2.4, "Election to Participate," is amended to read in its entirety as follows:

     On or after April 1, 1998, an Eligible Employee shall become a Participant as soon as administratively practicable after his Employment Commencement Date or Reemployment Date, as applicable, if he has timely filed with the Company an election, in the form prescribed by the Plan Administrator, which contains:

          (a) his authorization for his Employer to reduce his Base Pay in order to make Before-Tax Contributions on his behalf in accordance with the provisions of Section
          3.1; and/or

          (b) his authorization for his Employer to make payroll deductions from his Base Pay with respect to After-Tax
          Contributions  in  accordance with  the  provisions  of
          Section 3.2; and

          (c)    his  election  as  to  the  investment  of   all
          contributions allocated to him in accordance with the provisions of Article VI.

     Prior to April 1, 1998, an Eligible Employee shall become a Participant as of his Eligibility Date or any subsequent pay date, as applicable, if he has timely filed with the Company a written election, in the form prescribed by the Plan Administrator, which contains:

          (a) his authorization for his Employer to reduce his Base Pay in order to make Before-Tax Contributions on his behalf in accordance with the provisions of Section
          3.1; and/or

          (b) his authorization for his Employer to make payroll deductions from his Base Pay with respect to After-Tax
          Contributions  in  accordance with  the  provisions  of
          Section 3.2; and

          (c)    his  election  as  to  the  investment  of   all
          contributions allocated to him in accordance with the provisions of Article VI.

The Plan remains otherwise without change.

IN WITNESS WHEREOF, the Company has adopted this amendment to the Plan on December 18, 1998.

                                   BP AMERICA INC.

                                   By
                                   Steven W. Percy
                                   Chief Executive Officer

                          AMENDMENT TO
              BP AMERICA CAPITAL ACCUMULATION PLAN
                          Plan No. 035

     WHEREAS, BP America Inc. (the "Company"), desires to amend the BP America Capital Accumulation Plan (the "Plan") to implement certain changes to the Investment Funds established and maintained under the terms of the Plan and to clarify certain terms used in the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Appendix B, Investment Funds, is hereby amended as follows:

     a. Effective July 1, 1997, the following descriptions of two new investment funds available to Participants are added to Appendix B:

          The Wellesley Income Fund is a mutual fund that seeks to provide a high level of income, long-term growth of income and moderate long-term growth of capital. The fund's assets are divided between bonds and common stocks. It is offered and managed by the Vanguard Group.

          The Index Trust - Small Capitalization Stock Portfolio ("Small Cap Portfolio") is a mutual fund that holds stocks of small U.S. companies, seeking to provide the long-term investment growth of small-sized companies with results that parallel the performance of the unmanaged Russell 2000 Small Stock Index. The Small Cap Portfolio is offered and managed by the Vanguard Group.

     b. Effective July 1, 1997, The Quantitative Fund has been renamed "The Growth and Income Portfolio."

     c. Effective October 1, 1997, The Fixed Income Fund has been renamed "The Income Fund."

     2. In order to clarify the Company's long-standing practice and intent with regard to calculation of the Matching
Contributions, Section 3.3 is hereby amended to read as follows:

          3.3 Matching Contributions. Subject to the provisions of Section 3.4, the Employers shall pay, as soon as practicable after the last day of each Plan Year quarter, to the Trustee as a Matching Contribution for investment in the Company Stock Fund an amount that is equal to 100 percent of the sum (limited separately for each payroll period) of After-Tax and Before-Tax Contributions, not in excess of six percent of Base Pay, made on behalf of, or by, each
     Participant during such prior Plan Year quarter; provided, however, that no Matching Contributions made with respect to a year on behalf of a Participant shall exceed the limitations set forth in Article IV.

     3. To clarify the Company's long-standing practice and intent, the definition of "Employee" in Section 1.1(19) is hereby amended by addition of the following:

     Further, the term "Employee" shall not include a person who is a resident or nonresident alien of the United States and who performs services under an expatriate or temporary duty policy of the Company or an Affiliate.

     4. To clarify the Company's long-standing practice and intent with regard to restoration of account balances upon reemployment, Section 10.5 is hereby amended to read as follows:

     10.5 Buy-Back and Restoration of Forfeited Amounts: If a Participant terminates service and is entitled to receive the value of his vested account balance, any nonvested portion of the account balance will be treated as a forfeiture. A Participant who so incurs a forfeiture of Matching Contributions and is subsequently reemployed within seven years of his Severance Date shall have such forfeited amount restored to his Separate Accounts, along with interest credited at the Income Fund rate of return over the period of the forfeiture, and invested in accordance with a new investment election. However, if such a Participant has received a distribution of part or all of his account, he must repay, in cash, the full amount of such distribution on or before his final repayment date and such forfeited amount shall be restored to his Separate Accounts and invested in accordance with a new investment election. In this case, no interest shall be accrued on such forfeited amount from the time of the distribution until the time the distribution is repaid. Any restoration of Matching Contributions shall be made from a special Company contribution which shall not constitute an Annual Addition within the meaning of Section 4A. For purposes of repaying the distribution amount the "final repayment date" shall be five years after the first date on which he is subsequently reemployed.

     IN WITNESS WHEREOF, the Company has adopted this amendment through its appropriate procedures this 19th day of December, 1997.

                                   BP AMERICA INC.


                                   By
                                   Steven W. Percy
                                   Chief Executive Officer


                                   By
                                   William E. Boswell
                                   Plan Administrator

                          AMENDMENT TO
              BP AMERICA CAPITAL ACCUMULATION PLAN


THIS  AMENDMENT to the BP America Capital Accumulation Plan  (the
"Plan") made by BP America Inc. (the "Company");

                        WITNESSETH THAT:

in order to clarify the Company's long-standing practice and intent, particularly with regard to eligibility under the Plan and responsibilities of the Plan Administrator, the definition of "Employee" in Section 1.1(19) is hereby amended by addition of the following:

     The term "Employee" shall not include any individual retained by the Employer directly or through an agency to perform services for the Company or an Affiliate (for either a definite or indefinite duration) in the capacity of a fee-for-service worker or independent contractor or any similar capacity including, without limitation, any such individual who is or has been determined by a government entity, court, arbitrator or other third party to be an employee of the Company or an Affiliate for any purpose including tax withholding, employment tax, employment law or for purposes of any other employee benefit plan of the Company or an Affiliate. For this purpose, the term "fee-for-service worker" is not a specific term but is meant to be interpreted broadly in a generic sense.

IN WITNESS WHEREOF, the Company has adopted this amendment to the Plan as of the 20th day of December, 1996.


By                                    By
S. W. Percy                           Robert F. Shockey
Chief Executive Officer               Plan Administrator

                          AMENDMENT TO
              BP AMERICA CAPITAL ACCUMULATION PLAN


THIS  AMENDMENT to the BP America Capital Accumulation Plan  (the
"Plan") made by BP America Inc. (the "Company"), effective  April
1, 1996;

                        WITNESSETH THAT:

Section 12.8(a) is hereby amended in the entirety to read as follows:

     12.8 Expenses. Expenses and costs of the Plan shall be paid in the following manner:

     (a) Except as otherwise provided in the Plan or trust agreement, all costs and expenses incurred in administering the Plan, including the expenses of the Plan Administrator and Named Fiduciary, the fees and expenses of the Trustee and its counsel, and other administrative expenses, she be ratably shared by the Employers on such basis as shall otherwise be mutually agreed upon or, failing such agreement, as shall be determined by the Company. In addition to the provisions of Section 10.4, the Company may determine that such costs and expenses shall be paid from assets of the Plan, to the extent available; provided, however, that such payments shall not reduce the amounts already allocated to the Separate Account of any Participant or the earnings already accrued on any such Separate Account.

IN WITNESS WHEREOF, the Company has adopted this amendment to the Plan effective as of the day and year first above written.



By
S. W. Percy
Chief Executive Officer

                         AMENDMENT NO. 2
              BP AMERICA CAPITAL ACCUMULATION PLAN


THIS  AMENDMENT to the BP America Capital Accumulation Plan  (the
"Plan")  made  by  BP  America  Inc. (the  "Company"),  effective
January 1, 1996

                        WITNESSETH THAT:

1. Section 7.1 shall hereby be amended in its entirety to read as follows:

     7.1 Vesting in Matching Contributions. A Participant shall be 100 percent vested in the Matching Contributions credited to his Matching Contributions account as well as all earnings credited to such Account, if:
     (a) such Participant is credited with at least five years of Vesting Service;

     (b)  such Participant attains age 65;

     (c) such Participant is declared mentally incompetent or becomes permanently and totally disabled;

     (d)  such Participant dies;

     (e) such Participant's employment is involuntarily terminated due to an involuntary separation program sponsored by the company, or as a result of the sale or other disposition of a subsidiary or division or part thereof of the Company (or an Affiliate of the Company); or,

     (f) the Company contracts to outsource a particular job function and a Participant continues to perform his or her same job function as an employee of the contractor company.

2. Section 9.3 is amended by addition of the following paragraph:

          Retired Participants or Terminated Participants may continue to repay an outstanding loan under the same terms and conditions as Active Participants. However, the Plan reserves the right to charge a minimal fee for setting up a coupon repayment system for such Retired Participants or Terminated Participants.

3.   Section 9.4(c) is hereby deleted.

4.   Section 9.5(b) is modified to read as follows:

          In   the  event  of  death  of  the  Participant,   the
          Participant's estate must pay off the outstanding balance of the loan by certified check no later than 60 days from the date of default

The Plan remains otherwise without change.

IN WITNESS WHEREOF, the Company has adopted this Amendment No.  2 to the Plan effective as of the day and year first above written.

                                   BP AMERICA INC.




                                   By
                                        Felix R. Strater
                                        Plan Administrator

                          AMENDMENT TO
              BP AMERICA CAPITAL ACCUMULATION PLAN
                          Plan No. 035


WHEREAS, BP America Inc., (the "Company") desires to amend the BP America Capital Accumulation Plan (the "Plan") to implement certain changes to the Funds established and maintained under the terms of the Plan and to permit Rollover Contributions from the BP America Retirement Accumulation Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Effective July 1, 1995, the following paragraphs are added to Section 3.5:

     Effective July 1, 1995, the Plan will accept Rollover Contributions from the BP America Retirement Accumulation Plan ("RAP") from Participants who retired or terminated January 1, 1995 or later and have not previously made a distribution election in RAP. A fee of not less than $50.00 for payment of outside administrative costs will be deducted from the rollover amount. The Plan Administrator may review and adjust such fee from time to time.

     Rollover Contributions from RAP may include the entire RAP account where the balance is distributed as a single sum or part of the RAP account where the balance is distributed as annuity payments.

2. Effective October 1, 1995, Appendix B, Investment Funds, is hereby amended as follows:

     a.     Two  new  investment  funds  will  be  available   to
     Participants:

          The Fidelity Blue Chip Growth Fund is a mutual fund which seeks to achieve long-term capital appreciation from a portfolio of equity securities issued by established, recognized companies that are experiencing growth.

          The J. P. Morgan Institutional International Equity Fund is a mutual fund which seeks to provide a high total return from a portfolio of equity securities (stocks) of foreign corporations. The Fund assumes a long-term investment holding period to pursue its objective.

     b.    The  Balanced Fund will be transferred to The  INVESCO
     Total Return Fund:

          The INVESCO Total Return Fund is a mutual fund which seeks to achieve a high total return on investment through capital appreciation and current income by investment in a combination of equity securities and fixed income securities. The Fund's objective is to achieve reasonably consistent total returns over up and down market cycles Equity securities will generally consist of common stocks which are fisted on a national securities exchange and which usually pay regular dividends. Fixed and variable income securities will generally consist of investments in obligations of the U.S. Government and U.S. Government agencies maturing in three to five years, and under normal circumstances, in corporate debt obligations which are rated by Moody's or Standard & Poor's in their four highest ratings of corporate obligations, or if not rated, in securities which in the fund manager's opinion have investment characteristics similar to those described under such ratings.

     c. The U.S. Government Bond Fund, which has been frozen to new investment since September 1990, will be eliminated completely. Any investments remaining in the U.S. Government Bond Fund will automatically be transferred to the Fixed Income Fund.

The Plan remains otherwise without change.

     IN WITNESS WHEREOF, the Company has adopted this amendment through its appropriate procedures this 8th day of December, 1995.

                                   BP America Inc.




                                   By
                                        Charles H. Bowman
                                        Chief Executive Officer




                                   By
                                        Felix R. Strater
                                        Plan Administrator

                         AMENDMENT NO. 1

              BP AMERICA CAPITAL ACCUMULATION PLAN

THIS  AMENDMENT to the BP America Capital Accumulation Plan  (the
"Plan") made by BP America Inc. (the "Company"), effective July 1, 1995;


                        WITNESSETH THAT:


1. Section 3.5 shall hereby be amended in its entirety to read as follows:

     "3.5 Rollover  Contributions.  An Employee  who  becomes  an
          Employee after the Effective Date and who does not transfer directly from employment in any capacity with an Employer or an Affiliate and who is entitled to make a rollover contribution in accordance with Section 402(c)(1)(B), Section 403(a)(4) or Section 408(d)(3)(A)(ii) of the Code, may elect to make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the assets in cash which constitute such Rollover Contribution at such time or times and in such manner as shall be specified by the Plan Administrator. Upon receipt by the Trustee, such assets shall be deposited in the Investment Funds described in Article VI, in accordance with the Participant's investment election with respect to such Rollover Contributions. The Trustee shall then credit the Rollover Account of such Participant with the amount of such Rollover Contribution. Such Rollover Contribution by an Employee pursuant to this
          Section 3.5 shall not be deemed to be a contribution of such Employee for purposes of Section 415 of the Code and shall be fully vested in the Employee at all times.

          Notwithstanding the foregoing, a Participant who terminated employment or retired on or after January 1, 1995 with an Employer or an Affiliate, with an account in the BP America Retirement Accumulation Plan ("RAP") and an account under this Plan, may elect to make a rollover contribution of such RAP account into the Plan provided it meets the requirements of a direct rollover contribution within the meaning of Treasury Regulation
          Section 1.401(a)(31)-1, Q&A-3. Such rollover shall be made in the manner and in accordance with procedures as shall be specified by the Plan Administrator. A Participant who elects to make such a contribution shall deliver or cause to be delivered directly to the Trustee, the assets in cash which, minus any administrative processing fee, shall constitute the
          "RAP Rollover Contribution." Upon receipt by the Trustee, such RAP Rollover Contribution shall initially be deposited in the Fixed Income Fund described in
          Article  VI  and  Appendix B. The  Trustee  shall  then
          credit the Rollover Account of such Participant with the amount of the RAP Rollover Contribution. The Participant may elect to transfer funds from the Fixed Income Fund in accordance with the Participant's investment elections pursuant to Section 6.4. Such RAP Rollover Contribution by a Participant pursuant to this
          Section 3.5 shall not be deemed to be a contribution of such Participant for purposes of Section 415 of the Code and shall be fully vested in the Participant at all times."

The Plan remains otherwise without change.

IN WITNESS WHEREOF, the Company has adopted this Amendment No.  1 to the Plan effective as of the day and year first above written.

                                   BP AMERICA INC.




                                   By
                                        Felix R. Strater
                                        Plan Administrator

                   TABLE OF CONTENTS

Section                                                  Page No.
                   ARTICLE I DEFINITIONS    3
1.1 Definitions                                                 3
1.2 Grammatical References                                     10

         ARTICLE II ELIGIBILITY AND PARTICIPATION     11
2.1 Eligibility Requirements                                   11
2.2 Reemployment                                               11
2.3 Service in Non-Employee Capacity                           12
2.4 Election to Participate                                    12

                ARTICLE III CONTRIBUTIONS     14
3.1 Before-Tax Contributions                                   14
3.2 After-Tax Contributions                                    14
3.3 Matching Contributions                                     15
3.4 Coordination of Before-Tax, After-Tax and Matching
  Contributions                                               15
3.5 Rollover Contributions                                     16
3.6 Effect of Plan Termination                                 17

           ARTICLE IV LIMITATIONS ON CONTRIBUTIONS 18
4A. Code Section 415                                           18
4A.1 Code Section 415 Governs                                  18
4A.2 Definitions                                               18
4A.3 Limitations on Contributions                              19
4A.4 Defined Benefit Plan Coverage                             20
4A.5 Elimination of Excess Annual Additions                    21
4B. Code Sections 402(g), 401(k) and 401(m)                    22
4B.1 Code Section 402(g) Limit                                 22
4B.2 Nondiscrimination Tests                                   23
4B.3 Correction of Excesses                                    25
4B.4 Special Rules                                             26

 ARTICLE V ESTABLISHMENT OF SEPARATE ACCOUNTS AND ADMINISTRATION
                     OF CONTRIBUTIONS    27
5.1 Separate Accounts                                          27
5.2 Account Balances                                           27
5.3 Notification                                               27
5.4 Delivery of Contributions                                  28
5.5 Allocation of Matching Contributions                       28
5.6 Crediting of Contributions                                 29
5.7 Changes in Reduction and Deduction Authorizations          29
5.8 Suspension of Contributions                                29

                      TABLE OF CONTENTS
                        (Continued)

Section                                                  Page No.
  ARTICLE VI ESTABLISHMENT OF FUNDS, DEPOSIT AND INVESTMENT OF
                        CONTRIBUTIONS  31
6.1 Establishment of Investment Funds                          31
6.2 Investment Direction of Contributions                      31
6.3 Investment of Contributions                                31
6.4 Election of Participants to Transfer Invested Amounts      32

                     ARTICLE VII VESTING 33
7.1 Vesting in Matching Contributions                          33
7.2 Reemployment                                               33
7.3 Vesting in Before-Tax and After-Tax Contributions          34
7.4 Election of Former Vesting Schedule                        34

           ARTICLE VIII WITHDRAWALS WHILE EMPLOYED 35
8.1 Withdrawal of After-Tax Contributions                      35
8.2 Withdrawal of Rollover Contributions                       35
8.3 Withdrawal of Company Matching Contributions               36
8.4 Withdrawal of Before-Tax Contributions                     36
8.5 Withdrawal on Account of Permanent and Total Disability    37

                     ARTICLE IX LOANS    38
9.1 Approval and Nature of Loans                               38
9.2 Terms and Conditions                                       38
9.3 Repayment of Loans                                         39
9.4 Default                                                    40
9.5 Default Remedies                                           40
9.6 Reemployment                                               41
9.7 Administration of Loans                                    41

 ARTICLE X DISTRIBUTIONS UPON RETIREMENT OR OTHER TERMINATION OF
                        EMPLOYMENT     42
10.1 Eligibility for Distribution                              42
10.2 Distributions                                             42
10.3 Forms of Distributions                                    46
10.4 Disposition of Forfeited Balances                         48
10.5 Buy-Back and Restoration of Forfeited Amounts             49
10.6 Payments to Incompetents or Minors                        49
10.7 Limitations on Commencement and Distribution of Benefit
  Payments                                                     50
10.8 Reemployment                                              51

                   ARTICLE XI BENEFICIARIES 52
11.1 Designation of Beneficiary                                52
11.2 Beneficiary in the Absence of Designated Beneficiary      52

                     TABLE OF CONTENTS
                       (Continued)
Section                                                  Page No.
11.3 Spousal Consent to Beneficiary Designation                53

                ARTICLE XII ADMINISTRATION    54
12.1 Plan Administrator and Named Fiduciary                    54
12.2 Duties of Plan Administrator and Named Fiduciary          54
12.3 Rules and Regulations                                     57
12.4 Trust Agreement and Trustee                               57
12.5 Determination of Benefits and Claims Review               58
12.6 Agency                                                    58
12.7 Records Conclusive                                        58
12.8 Expenses                                                  59
12.9 Qualified Domestic Relations Orders                       59

           ARTICLE XIII ASSETS HELD BY TRUSTEE     60
13.1 Assets Held by Trustee                                    60
13.2 Options, Rights, or Warrants                              60
13.3 Voting Rights                                             61
13.4 Cost and Proceeds of Securities Transactions              62
13.5 Brokerage Charges                                         62

           ARTICLE XIV AMENDMENT AND TERMINATION   63
14.1 Amendments                                                63
14.2 Limitation of Amendments                                  63
14.3 Termination                                               63
14.4 Withdrawal of an Employer                                 64
14.5 Corporate Reorganization                                  65

           ARTICLE XV MISCELLANEOUS PROVISIONS     66
15.1 No Commitment as to Employment                            66
15.2 Rights to Trust Assets                                    66
15.3 Precedent                                                 66
15.4 Duty to Furnish Information                               66
15.5 Merger, Consolidation, or Transfer of Plan Assets         67
15.6 Return of Contributions to Employers                      67
15.7 Filing of Notices and Plan Information                    68
15.8 Governing Law                                             68
15.9 Restriction on Alienation                                 68
15.10 Adoption by Subsidiaries                                 70
15.11 Rollovers to Other Plans or IRAs                         70
15.12 Administrative Corrections                               71

              ARTICLE XVI TOP-HEAVY PROVISIONS   72
16.1 Applicability                                             72
16.2 Top-Heavy Definitions                                     72

                       TABLE OF CONTENTS
                          (Continued)
Section                                                  Page No.
16.3 Accelerated Vesting                                       74
16.4 Minimum Matching Contribution                             75
16.5 Adjustments to Section 415 Limitations                    76
Appendix A: Covered Employment  Classification                 78
Appendix B: Investment Funds                                   82

                         The BP America

                    Capital Accumulation Plan

     (Amended and Restated Effective as of January 1, 1994)


     WHEREAS, the Company and its predecessors adopted and established a profit-sharing and savings plan (known as the Sohio Employees Investment Plan) as of July 1, 1952, for the exclusive benefit of eligible employees of the Company and participating subsidiaries of the Company with the purposes of encouraging savings by employees and assisting in providing retirement income; and

     WHEREAS, that plan has been amended and restated on several occasions, most recently as of April 1, 1986, wherein the plan was renamed the Standard Oil Company Savings and Investment Plan
("SIP"); and

     WHEREAS, as a result of the collective bargaining process, the Company determined that effective January 1, 1992, SIP would cover only certain employees whose level of benefits were subject to collective bargaining; and

     WHEREAS, effective as of January 1, 1992, the Company established, through a mirrored spin-off from SIP, the BP America Capital Accumulation Plan (hereinafter referred to as the "Plan"), for the benefit of those employees formerly covered by SIP whose level of benefits were not subject to collective bargaining.

     NOW THEREFORE, the Company hereby amends and restates the Plan as of January 1, 1994, and where applicable, effective retroactively to such other dates as required by law or indicated herein, as follows.

                            ARTICLE I

                           DEFINITIONS

     1.1   Definitions.   The following words  and  phrases  used

herein  shall have the meanings hereinafter set forth,  unless  a different meaning is plainly required by the context:

          (1) The term "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of the Act shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

          (2) The term "Affiliate" shall mean any member of any of the following groups if such group includes the Company (but a member of such a group shall be considered an "Affiliate" only during the period in which it was or has been such a member): (a) a controlled group of corporations within the meaning of Section 414(b) of the Code; (b) a group of trades or businesses (whether or not incorporated) that are under common control within the meaning of Section 414(c) of the Code; (c) an affiliated service group within the meaning of Section 414(m)(2) of the Code; (d) an affiliated service group within the meaning of Section 414(m)(5) of the Code; or (e) any other group required to be aggregated with the Company pursuant to regulations under
     Section 414(o) of the Code.

          (3) The term "Affiliated Group" shall mean the group of entities which are Affiliates.

          (4) The term "After-Tax Account" shall mean the Separate Account to which the After-Tax Contributions of a Participant are credited in accordance with the provisions of Section 5.6.

          (5)   The  term  "After-Tax Contributions"  shall  mean
     contributions  made  by  a  Participant  to  the   Plan   in
     accordance with the provisions of Section 3.2.

          (6) The term "Base Pay" shall mean the regular salary or wages paid to an Employee for normally prescribed hours, payments to an Employee during sick leave (not to exceed twelve consecutive months) or other leaves of absence, and Before-Tax Contributions made under the Plan, but generally excluding unscheduled overtime, premiums, bonuses, and living or other allowances. The Plan Administrator shall review the pay practices of various operations covered by the Plan in determining Base Pay, and any such determination shall be conclusive. In the event a Participant is paid in foreign currency, each After-Tax or Before-Tax Contribution amount shall be based on the U.S. Base Pay.

          In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, (i) for Plan Years beginning on or after January 1, 1989, the Base Pay of each employee taken into account under the Plan shall not exceed an annual compensation limit of $200,000; and (ii) for Plan Years beginning on or after January 1, 1994, the Base Pay of each employee taken into account under the Plan shall not exceed an annual compensation limit of $150,000, as such amounts may be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period for the Plan as a whole consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. In determining the Base Pay of an Employee for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except that in applying such rules, the term family shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan Year.

          (7)   The  Term  "Before-Tax Account"  shall  mean  the
     Separate Account to which the Before-Tax Contributions of a Participant are credited in accordance with the provisions of Section 5.6.

          (8) The term "Before-Tax Contributions" shall mean the contributions made on behalf of a Participant in accordance with the provisions of Section 3.1 and of Section 401(k) of the Code.

          (9) The term "Beneficiary" shall mean the person or persons who, in accordance with the provisions of Article XI hereof, shall be entitled to receive distribution hereunder in the event a Participant, Terminated Participant or Retired Participant, dies before his interest under the Plan shall have been distributed to him in full.

          (10) The term "Board of Directors" shall mean the Board of Directors of the Company, such committee of the Board of Directors or such officer, officers, or other employees of the Company duly authorized by the Board of Directors to act on its behalf with respect to the Plan.

          (11) The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

          (12) The term "Company" shall mean BP America Inc., a Delaware corporation, its corporate successors, and the surviving corporation resulting from any merger or consolidation of BP America Inc. with any other corporation or corporations.

          (13)  The  term  "Company Stock"  shall  mean  American
     Depositary Shares (each representing a number of ordinary shares) of The British Petroleum Company, p.l.c.

          (14) The term "Company Stock Fund" shall mean the Fund established and maintained pursuant to the provisions of
     Section 6.1.

          (15)  The  term "Effective Date" shall mean January  1,
     1989, or such other dates as required by law or set forth herein.

          (16)  The  term  "Eligibility  Date"  shall  mean   the
     earliest  date  on  which an Employee  becomes  an  Eligible
     Employee in accordance with the provisions of Article II.

          (17) The term "Eligibility Service" shall mean the period of service with which an Employee is credited in accordance with the provisions of Section 2.1 for the purpose of determining his eligibility to participate in the Plan.

          (18) The term "Eligible Employee" shall mean an Employee of an Employer who is employed on or after the Effective Date in an employment classification listed in Appendix A and is eligible to participate in the Plan in accordance with the provisions of Article II.

          (19) The term "Employee" shall mean any common law employee of the Company or an Affiliate, in an employment classification listed in Appendix A, excluding any person who renders service to an Employer solely as a director or an independent contractor, any casual employee or any person who is a nonresident alien and who receives no earned income within the meaning of Code Section 911(d)(2) from an Employer which constitutes income from sources within the United States, as defined in Code Section 861(a)(3).

          (20) The term "Employer" shall mean the Company or any Subsidiary which adopts the Plan as herein provided, so long as the Subsidiary has not withdrawn from the Plan. The term "Employer" shall also include The British Petroleum Company, p.l.c., or one of its subsidiaries; provided, however, that employment with any of these companies is preceded immediately by employment with the Company or a Subsidiary as described in the foregoing sentence.

          (21) The term "Employment Commencement Date" shall mean the first date on which an Employee completes an Hour of Service.

          (22) The term "Financial Hardship" shall mean an immediate and heavy financial need of a Participant which satisfies the requirements of Section 401(k) of the Code and regulations issued thereunder.

          (23) The term "Fund" shall mean any of the funds established and maintained in accordance with the provisions of Article VI.

          (24) The term "Highly Compensated Employee" shall include highly compensated active employees and highly compensated former employees.

          A highly compensated active employee includes any employee who performs service for an Employer during the determination year and who, during the look-back year: (i) received compensation from the employer in excess of $75,000 (as adjusted pursuant to Code Section 415(d)); (ii) received compensation from the employer in excess of $50,000 (as adjusted pursuant to Code Section 415(d)) and was a member of the top-paid group for such year; or (iii) was an officer of the employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A). The term Highly Compensated Employee also includes: (i) employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the 100 employees who received the most compensation from the employer during the determination year; and (ii) employees who are 5 percent owners at any time during the look-back year or determination year.

          If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the plan year. The look-back year shall be the twelve-month period immediately preceding the determination year.

          A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

          If an employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the employer during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

          The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

          (25) The term "Hour of Service" shall mean an hour for which an Employee is paid, or entitled to be paid, with respect to the performance of duties for an Employer or an Affiliate either as regular wages, salary, or commissions or pursuant to an award or agreement requiring an Employer or an Affiliate to pay back wages. Hours under this paragraph
     (25) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated herein by reference.

          (26) The term "Leased Worker" shall be a person (other than a person who is an employee without regard to this paragraph (26)) engaged in performing services for the Company or an Affiliate (collectively, the "Recipient") pursuant to an agreement between the Recipient and any other person ("Leasing Organization") who meets the following requirements:

          (a) he has performed services for the Recipient (or for any other "related persons," determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year;

          (b) such services are of a type historically performed in the business field of the Recipient, in the United
          States, by employees; and

          (c) he is not participating in a "safe harbor plan" of the Leasing Organization. For this purpose a "safe harbor plan" is a plan that satisfies the requirements of Section 414(n)(5) of the Code, which generally will be a money purchase pension plan providing (i) a nonintegrated employer contribution of at least 10 percent of compensation (as defined in Section 415(c)(3) of the Code but including amounts contributed pursuant to a salary reduction agreement that are excluded from gross income under Code Section 125 or under a qualified cash or deferred arrangement as defined in Code section 401(k)(2)), (ii) immediate participation, and (iii) full and immediate vesting; provided, however, that this subparagraph (c) shall only apply if Leased Workers do not constitute more than 20 percent of the Recipient's non-highly compensated workforce.

          A person who is a Leased Worker shall be considered an employee of the Company or an Affiliate during such period (and solely for the purpose of determining length of service for vesting purposes, shall also be considered to have been an employee for any earlier period in which he was a Leased Worker) but shall not be a Participant and shall not otherwise be eligible to become covered by the Plan during any period in which he is a Leased Worker. Notwithstanding the foregoing, the sole purpose of this paragraph (26) is to define and apply the term "Leased Worker" strictly (and only) to the extent necessary to satisfy the minimum requirements of Section 414(n) of the Code relating to "leased employees." This paragraph (26) shall be interpreted, applied, and, if and to the extent necessary, deemed modified without formal amendment of language, so as to satisfy solely the minimum requirements of Section 414(n) of the Code.

          (27) The term "Matched Percentage" shall mean the percentage of the After-Tax and Before-Tax Contributions made by, or on behalf of, a Participant which is to be matched by contributions of the Employers as set forth in
     Section 3.3.

          (28) The term "Matching Contributions" shall mean the contributions which the Employers contribute to the Plan in accordance with the provisions of Section 3.3.

          (29) The term "Matching Contributions Account" shall mean the Separate Account to which Matching Contributions of a Participant are credited in accordance with the provisions of Section 5.6.

          (30) The term "Named Fiduciary" shall mean the chief financial officer of the Company or as otherwise specified by the Board of Directors. If there is no Named Fiduciary designated by the Board of Directors, the Company shall be substituted.

          (31) The term "Normal Retirement Age" shall mean the later of the date the Participant attains age 65 or the fifth anniversary of the date the Participant commenced participation in the Plan.

          (32) The term "Participant" shall mean an Eligible Employee who elects to participate in the Plan in accordance with the provisions of Article II. The term "Participant" shall also include an Employee whose contributions are suspended or one who has transferred out of a participating class of Employees but for whom a Separate Account is maintained.

          (33)  The term "Plan" shall mean the BP America Capital
     Accumulation Plan, a profit-sharing plan, as herein set forth.

          (34)  The term "Plan Administrator" shall mean the Vice
     President of BP Exploration & Oil Inc. responsible for Human
     Resource functions or the successor to such office as specified by the Board of Directors.

          (35) The term "Plan Year" shall mean the 12-month period beginning each December 31 and terminating each subsequent December 30.

          (36) The term "Reemployment Date" shall mean the first date on which an Employee completes an Hour of Service by performing services as an Employee after a Severance Date.

          (37) The term "Retired Participant" shall mean any Participant who retires under the terms of a qualified pension plan maintained by an Employer or an Affiliate.

          (38) The term "Rollover Contributions" shall mean the contributions made to, or transferred to, the Plan in accordance with the provisions of Section 3.5.

          (39)  The  term  "Rollover  Account"  shall  mean   the
     Separate Account to which Rollover Contributions of a Participant are credited in accordance with the provisions of Section 5.6.

          (40) The term "Separate Account" shall mean the After-Tax Account, the Before-Tax Account, the Matching Contributions Account or the Rollover Account of a Participant which is established and maintained in accordance with the provisions of Section 5.1.

          (41)  The term "Service Date" shall mean the Employment
     Commencement Date or Reemployment Date, if applicable, of any Employee.

          (42) The term "Severance Date" shall mean the earlier of (i) the date on which an Employee retires, dies, or otherwise terminates employment from an Employer or an Affiliate, or (ii) the first anniversary of the first date of a period of absence from service with the Affiliated Group for any other reason; provided, however, that if an Employee is absent from employment on a long term disability leave of absence or is absent from employment while on any other Employer-approved leave of absence, he shall not incur a Severance Date until such leave of absence is terminated; and provided further that if an Employee is absent from employment while on active service in the Armed Forces of the United States, his Severance Date shall be the date on which he terminated his employment, unless he returns to employment with an Employer or an Affiliate during the time period prescribed by federal law; and provided further that no Employee shall incur a Severance Date until the second anniversary of the first date on which such Employee is absent from employment with an Employer or an Affiliate for maternity or paternity reasons. For purposes of this paragraph (42), an absence for maternity or paternity reasons means an absence due to (i) the pregnancy of the employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) the caring of such child for a period beginning immediately following such birth or placement. Notwithstanding the foregoing, if an Employee retires or dies, or his employment otherwise is terminated during a period of absence from employment for any reason other than retirement or termination, his Severance Date shall be the date of such retirement death of other termination of employment.

          (43)  The term "Subsidiary" shall mean any wholly owned
     subsidiary  of  the  Company  including  any  wholly   owned
     subsidiary of another Subsidiary of the Company.

          (44) The term "Terminated Participant" shall mean a Participant who has terminated employment with an Employer or an Affiliate.

          (45) The term "Trust" shall mean the trust, maintained in conjunction with the Plan under a trust agreement entered into with the Trustee, for the purpose of receiving, holding and investing amounts contributed under the Plan and from which Plan benefits are paid.

          (46) The term "Trustee" shall mean any trustee which is designated, legally qualified, and authorized to act as the trustee of the Trust.

          (47) The term "Vesting Service" shall mean the period of service, calculated in accordance with the elapsed time method of credited service outlined in Treasury regulation
     Section 1.410(a)-7, with which a Participant is credited for the purpose of determining his vested interest in his Separate Accounts attributable to Matching Contributions under Section 7.1.

          (48) The term "Year of Service" means, for purposes of determining eligibility to participate under Article II, the twelve-month period immediately following an Employee's Employment Commencement Date, or any Plan Year commencing after the Employee's Employment Commencement Date in which the Employee is credited with at least 1000 Hours of Service.

     1.2   Grammatical References.  The masculine  shall  include

the feminine and the singular shall include the plural except  as otherwise required by the context.

                           ARTICLE II

                  ELIGIBILITY AND PARTICIPATION

     2.1   Eligibility  Requirements.  An Employee  shall  become

eligible  to  participate in the Plan as of the  first  pay  date after  he  both (i) attains age 21, and (ii) completes a  twelve-

month  period of employment during which he is credited  with  at

least  1,000  Hours  of  Service.   The  twelve-month  period  of

employment  shall be (a) twelve consecutive months commencing  on the  individual's Employment Commencement Date, or (b)  any  Plan

Year commencing subsequent to that date.


     Employees  covered  under a collective bargaining  agreement are not eligible to participate in the Plan unless such agreement specifically provides for coverage by the Plan or the  collective bargaining  representative agrees to accept plan changes  without the requirement of further collective bargaining.



     2.2   Reemployment.  If an Employee incurs a Severance  Date

and is subsequently rehired as an Employee, the following special rules apply to eligibility for participation:

     (a) If an Employee has not yet satisfied the Plan's eligibility requirements, incurs a Severance Date, and subsequently has a Reemployment Date within the twelve-month period following his original Employment Commencement Date, for purposes of eligibility to participate, such Employee shall be treated as if he had never incurred a Severance Date; provided that he is employed in a classification listed in Appendix A.

     (b) If an Employee has not yet satisfied the Plan's eligibility requirements, incurs a Severance Date, and has a Reemployment Date after the twelve-month period following his original Employment Commencement Date but within seven years after such Severance Date, such Employee will be eligible to participate in the Plan as of any pay date following the Plan Year in which he completes 1,000 Hours of Service and is age 21; provided that he is employed in a classification listed in Appendix A.

     (c) If an Employee has met the Plan's eligibility requirements, is not yet vested in his Plan account at the time he incurs a Severance Date and has a Reemployment Date within seven years after such Severance Date, such Employee is eligible to participate in the Plan as of any pay date following his Reemployment Date; provided that he is employed in a classification listed in Appendix A.

     (d) If an Employee is vested in his Separate Accounts at the time he incurs a Severance Date, such Employee can resume participation in the Plan as of any pay date following his Reemployment Date; provided that he is employed in a classification listed in Appendix A.

     (e) If an Employee is not vested in his Separate Accounts at the time he incurs a Severance Date and does not incur a Reemployment Date within seven years after such Severance Date, such Employee will be subject to the same eligibility requirements that are applicable to a new Employee.

     2.3  Service in Non-Employee Capacity.  For purposes of this

Article  II, all common law employment with the Affiliated  Group

(in  a  capacity  other  than  as an Employee),  or  The  British

Petroleum Company, p.l.c., or one of its subsidiaries,  shall  be treated  as if such employment was employment as an Employee  for purposes  of  this Article 2; provided, however, that  no  person shall  be  eligible  to  participate in the  Plan  until  he  has satisfied the requirements of Section 2.1.



     2.4   Election to Participate.  Each Eligible Employee shall

become a Participant as of his Eligibility Date or any subsequent pay  date,  if  he  has timely filed with the Company  a  written election, in the form prescribed by the Plan Administrator, which contains:

     (a)   his authorization for his Employer to reduce his  Base
     Pay in order to make Before-Tax Contributions on his behalf in accordance with the provisions of Section 3.1; and/or

     (b) his authorization for his Employer to make payroll deductions from his Base Pay with respect to After-Tax
     Contributions in accordance with the provisions  of  Section
     3.2; and

     (c) his election as to the investment of all contributions allocated to him in accordance with the provisions of
     Article VI.

                           ARTICLE III

                          CONTRIBUTIONS


     3.1  Before-Tax Contributions.  Any Participant may elect to have Before-Tax Contributions made to the Plan by his Employer in an  integral  percentage of his Base Pay of  not  less  than  one percent nor more than 16 percent; provided, however, that  in  no event  may  the  percentage of Before-Tax Contributions  made  on behalf  of  a  Participant, when added to the percentage  of  his

After-Tax  Contributions, if any, equal less than one percent  or more  than  16  percent of his Base Pay.  The Base  Pay  of  such

Participant shall be reduced by the percentage elected under  the

compensation   reduction  authorization  in   effect   for   such

Participant;  provided, however, that no Before-Tax Contributions made  with  respect  to a year on behalf of a  Participant  shall exceed the limitations set forth in Article IV.



     3.2  After-Tax Contributions.  Any Participant may elect  to make  After-Tax Contributions by payroll deduction in an integral percentage of his Base Pay of not less than one percent nor  more than sixteen percent; provided, however, that in no event may the percentage of the After-Tax Contributions of a Participant,  when added to the percentage of Before-Tax Contributions, if any, made on  his  behalf equal less than one percent or more than  sixteen percent  of his Base Pay.  Any payroll deduction with respect  to

After-Tax  Contributions shall be made from the  Base  Pay  of  a

Participant by his Employer in accordance with the terms  of  the payroll  deduction authorization in effect for such  Participant;

provided,  however,  that  no After-Tax Contributions  made  with respect  to  a year on behalf of a Participant shall  exceed  the limitations set forth in Article IV.



     3.3   Matching Contributions.  Subject to the provisions  of

Section  3.4,  as of the last day of each Plan Year quarter,  the

Employers shall pay to the Trustee as a Matching Contribution for investment in the Company Stock Fund an amount that is  equal  to

100 percent of the sum of After-Tax and Before-Tax Contributions,

not  in excess of six percent of Base Pay, made on behalf of,  or by,  each  Participant during such Plan Year  quarter;  provided,

however,  that no Matching Contributions made with respect  to  a year on behalf of a Participant shall exceed the limitations  set forth in Article IV.



     3.4   Coordination  of  Before-Tax, After-Tax  and  Matching

Contributions.  Notwithstanding any other provision of  the  Plan to  the  contrary,  Before-Tax and After-Tax  Contributions,  and accrued Company Matching Contributions of any Participant  as  of

any  date  within  the  calendar  year  will  be  considered   in

determining  the  amount  of  contributions  not  exceeding   the

limitations of Article IV.



     As  of any date within the calendar year, if Before-Tax  and

After-Tax    Contributions   and   accrued    Company    Matching

Contributions  would  exceed  25  percent  of  the  Participant's

Compensation,  Before-Tax  Contributions  will  be  automatically converted  to After-Tax Contributions to the extent necessary  to

satisfy  the  contribution  limitation  to  25  percent  of   the

Participant's Compensation, as described in Section 4A.3. If  the limitation  is still not satisfied, After-Tax Contributions  will be  automatically  reduced and paid to  the  Participant  to  the extent necessary to satisfy the limitations of Section 4A.3.



     If  the  Defined  Contribution Dollar Limit  as  defined  in

Section  4A.2(c)  is reached as of any date within  the  calendar year,  subsequent After-Tax and Before-Tax Contributions will  be

automatically    discontinued.     Accrued    Company    Matching

contributions  for  the  calendar  year  not  in  excess  of  the limitation may be made on behalf of the Participant at  any  time during  the  calendar year and during the first  quarter  of  the subsequent calendar year, according to Plan provisions.



     3.5   Rollover  Contributions.  An Employee who  becomes  an

Employee  after  the  Effective Date and who  does  not  transfer directly from employment in any capacity with an Employer  or  an

Affiliate and who is entitled to make a rollover contribution  in

accordance  with  Section  402(c)(1)(B),  Section  403(a)(4)   or

Section  408(d)(3)(A)(ii)  of the  Code,  may  elect  to  make  a

Rollover Contribution to the Plan by delivering, or causing to be delivered,  to  the Trustee the assets in cash  which  constitute such  Rollover  Contribution at such time or times  and  in  such

manner  as  shall  be specified by the Plan Administrator.   Upon

receipt  by  the Trustee, such assets shall be deposited  in  the

Investment Funds described in Article VI, in accordance with  the

Participant's  investment election with respect to such  Rollover

Contributions.   The  Trustee  shall  then  credit  the  Rollover

Account  of  such  Participant with the amount of  such  Rollover

Contribution.  Such Rollover Contribution by an Employee pursuant to  this Section 3.5 shall not be deemed to be a contribution  of such  Employee for purposes of Section 415 of the Code and  shall be fully vested in the Employee at all times.



     3.6   Effect of Plan Termination.  Notwithstanding any other

provision  of  the Plan to the contrary, any termination  of  the

Plan shall terminate the liability of an Employer to make further

Matching Contributions hereunder.

                           ARTICLE IV

                  LIMITATIONS ON CONTRIBUTIONS

                     4A.  Code Section 415.

     4A.1 Code Section 415 Governs.  Notwithstanding anything  to the  contrary contained in the Plan, effective January  1,  1987,

the  amount  of Matching Contributions, Before-Tax Contributions,

and After-Tax Contributions which may be credited to the Separate

Accounts  of  Participants  shall be subject  to  the  provisions hereinafter set forth.  The limitations contained in this Article

4A  are intended to comply with the provisions of Section 415  of the Code.  If there is any discrepancy between the provisions  of this  Section 4A and the provisions of Section 415 of  the  Code,

such discrepancy shall be resolved in such a manner so as to give full  effect to the provisions of Section 415 of the  Code  which are hereby incorporated by reference



     4A.2  Definitions.   For purposes of  this  Section  4A  the

following terms shall have the meanings hereinafter set forth:

     (a) "Annual Additions" shall mean the amount credited to a Participant's Separate Accounts for the Limitation Year that constitutes:

          (i)  Employer contributions,

          (ii) Employee contributions,

          (iii)     Forfeitures, and

          (iv) Amounts described in Code Section 415(l)(1) or  in
          Code
          Section 419A(d)(2), if any.

     (b) "Compensation" shall mean (for purposes of Section 4A of the Plan) wages, salaries and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer or an Affiliate to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan, but excluding:

          (i) Employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or any distributions from a qualified deferred compensation plan;

          (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (iv) Other amounts which receive special tax benefits.

     If a Participant is employed outside the United States and paid in foreign currency, Compensation will be based on foreign pay elements converted to U.S. Dollars. The conversion to U.S. Dollars is made using a payroll transaction exchange rate and/or a fixed exchange rate as elected by the Participant during the Limitation Year.

     (c) "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1)(A) of the Code as in effect for the Limitation Year; provided, however, that in the case of a Limitation Year less than 12 months in duration due to an amendment changing the Limitation Year to a different 12-month period, the Defined Contribution Dollar Limitation shall be a fraction of the foregoing amount equal to the number of full months in the Limitation Year divided by 12.

     (d)    "Employee   Contributions"   shall   mean   After-Tax
     Contributions to the Plan made by a Participant during the Limitation Year.

     (e)    "Employer   Contributions"  shall   mean   Before-Tax
     Contributions and Matching Contributions credited by an Employer to the Plan on behalf of a Participant for the Limitation Year.

     (f) "Limitation Year" shall mean each 12-month period beginning each January 1 and terminating each subsequent
     December 31.

     4A.3 Limitations on Contributions.

     (a) Maximum Annual Additions. The maximum Annual Additions that may be contributed or allocated to a Participant's Separate Accounts under the Plan and/or any other qualified defined contribution plan maintained by the Company or an Affiliate for any Limitation Year shall not exceed the lesser of:

          (i)  the Defined Contribution Dollar Limitation, or

          (ii) 25 percent of the Participant's Compensation for the Limitation Year.

     For purposes of implementing this limitation, the Plan Administrator may estimate the Compensation of the Participant to be paid during the Limitation Year and restrict the Before-Tax and/or After-Tax Contribution elections of Participants.

     (b) Special Rules. The compensation limitation referred to in Section 4A.3(a)(ii) shall not apply to any contribution for any medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) or
     Section 419A(d)(2) of the Code.

     4A.4  Defined Benefit Plan Coverage.  If any Participant  in

the  Plan  is  covered by one or more qualified  defined  benefit plans (whether or not terminated) maintained by an Employer or an

Affiliate  concurrently  covered by the  Plan,  the  sum  of  the defined  benefit  plan fraction with respect to such  Participant and  the defined contribution plan fraction with respect to  such

Participant  shall not exceed 1.0. For purposes of this  section,

defined  benefit  plan  fraction and  defined  contribution  plan fraction shall mean the following:

     (a) "Defined benefit plan fraction" shall mean a fraction, the numerator of which is the projected annual benefit of such Participant under all such defined benefit plans (determined as of the close of such Limitation Year) and the denominator of which is the lesser of (i) 125 percent of the dollar limitation in effect under Sections 415(b) and 415(d) of the Code for such year or (ii) 140 percent of the highest average compensation, including any adjustment, under Code
     Section 415(b).

     Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Employer or an Affiliate which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last
     Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

     (b) "Defined contribution plan fraction" shall mean a fraction, the numerator of which is the sum of the annual additions to the participant's account under all the defined contribution plans (whether or not terminated) maintained by an Employer or Affiliate for the current and all prior Limitation Years, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer or Affiliate). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the participant's compensation for such year.

     The Plan Administrator may elect to apply the transitional rules stated in Sections 415(e)(4) and 415(e)(6).

     If the defined benefit plan(s) and defined contribution plans(s) of an Employer or Affiliate in existence on May 6, 1986, satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury, if necessary, so that the sum of the defined benefit plan fraction and defined contribution plan fraction under Section 415(e)(1) of the Code does not exceed 1.0 for such Limitation Year.

     The  annual additions for years beginning before January  1,
     1987   shall  not  be  recomputed  to  treat  all   employee
     contributions as annual additions.

     4A.5  Elimination of Excess Annual Additions.  To the extent that any of the limitations set forth under this Section 4A would be  exceeded,  the  following procedures  shall  be  followed  to prevent such excess(es).

     (a)   If the Annual Additions to the Separate Accounts of  a
     Participant  in  any  Limitation  Year  would   exceed   the
     limitation   contained  in  this  Section  4A  absent   such
     limitation, the excess shall be avoided as follows:

          (i)   The Before-Tax Contributions that would have been
          contributed  for  the Participant's  benefit  shall  be
          reduced   and  automatically  converted  to   After-Tax
          Contributions; and

          (ii)  Next,  After-Tax Contributions  made  during  the
          Limitation Year shall be returned to the Participant.

     In each case specified above, the amount to be converted or returned shall be that amount as is necessary to permit the maximum amount of the Annual Additions to the Participant's Separate Accounts for such year to be made under the Plan without violating the restrictions contained herein or in
     Section 415 of the Code.

     In the event that, notwithstanding the foregoing, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of the allocations of forfeitures or a reasonable error in estimating the Participant's annual Compensation, the portion of such excess attributable to Matching Contributions shall be held in a suspense account and, if such Participant remains a Participant after the end of the Limitation Year, shall be used to reduce Matching Contributions for such Participant for the succeeding Limitation Years, and, if such Participant ceases participating in the Plan, shall thereafter be used to reduce Matching Contributions for all other Participants in the Limitation Year in which he ceases to be a Participant and succeeding Limitation Years, as necessary.

          4B.  Code Sections 402(g), 401(k) and 401(m).

     4B.1  Code  Section 402(g) Limit.  No Participant  shall  be permitted  to have Before-tax Contributions made under this  Plan

(or  any  other  qualified plan maintained by an Employer  or  an

Affiliate),  during  any taxable year, in excess  of  the  dollar limitation  under Code Section 402(g) in effect at the  beginning of such taxable year.



If   the  amount  of  Before-Tax  Contributions  elected   by   a

Participant under the Plan during a calendar year would cause the

Code Section 402(g) dollar limitation to be exceeded, such amount

will   be   reduced  and  automatically  converted  to  After-Tax

Contributions during the calendar year.  If any excess  deferrals

(as  defined in Code Section 402(g)) exist subsequent to the  end of  the calendar year, the Plan Administrator may notify the Plan of  such  excess deferrals and may direct the Trustee  to  refund such  excess deferrals to affected Participants (along  with  any income  allocable to the excess deferrals for the  taxable  year)

prior  to  the 15th of April immediately following such  calendar year.  If any such excess deferrals are distributed more than two and  one-half (2-1/2) months after the last day of the Plan  Year in  which  they  arose, a ten (10) percent  excise  tax  will  be imposed on the Company with respect to such amounts.



     4B.2   Nondiscrimination  Tests.   This  Section   4B.2   is

effective   as  of  January  1,  1987.   For  purposes   of   the

nondiscrimination tests of this Section 4B.2, the portion of  the

Plan  that  benefits a unit of employees covered by a  collective bargaining  agreement  will be treated as comprising  a  separate plan from the non-collectively bargained portion of the Plan.  To the extent that there are multiple units of employees covered  by collective  bargaining agreements, the Company at its option  may treat  two or more collective bargaining units as a single  unit,

provided that the combinations of collective bargaining units are

determined   on  a  basis  that  is  reasonable  and   reasonably

consistent from year to year.



     (a)  Actual Deferral Percentage ("ADP") Test Notwithstanding
     Section 3.1 or any other provision of the Plan, during any Plan Year the Before-Tax Contributions made on behalf of Eligible Employees who are Highly Compensated Employees shall be restricted to the extent necessary to satisfy at least one of the following tests:

          Test  No. 1: The average ADP of Eligible Employees  who
          are  Highly Compensated Employees does not exceed  1.25
          times the average ADP of Eligible Employees who are not Highly Compensated Employees

          Test No. 2: The average ADP of Eligible Employees who are Highly Compensated Employees does not exceed the lesser of (i) 2 times the average ADP of Eligible Employees who are not Highly Compensated Employees, or
          (ii) 2 percent plus the average ADP of Eligible Employees who are not Highly Compensated Employees.

          For these purposes, "ADP" shall mean the ratio (expressed as a percentage) of Before-Tax Contributions made on behalf of an Eligible Employee for the Plan
          Year to the Eligible Employee's Compensation, as defined below, for the Plan Year.

     (b) Actual Contribution Percentage ("ACP") Test Notwithstanding Sections 3.2 and 3.3 or any other provision of the Plan, during any Plan Year the After-Tax Contributions (including any Before-Tax Contributions automatically converted to After-Tax Contributions pursuant to Section 4B.1) and Matching Contributions paid to the Plan with respect to Eligible Employees who are Highly Compensated Employees shall be restricted to the extent necessary to satisfy at least one of the following tests:

          Test  No  1: The average ACP of Eligible Employees  who
          are  Highly Compensated Employees does not exceed  1.25
          times the average ACP of Eligible Employees who are not Highly Compensated Employees.

          Test No. 2: The average ACP of Eligible Employees who are Highly Compensated Employees does not exceed the lesser of (i) 2 times the average ACP of Eligible Employees who are not Highly Compensated Employees, or
          (ii) 2 percent plus the average ACP of Eligible Employees who are Not Highly Compensated Employees

          For these purposes, "ACP" shall mean the ratio (expressed as a percentage) of total After-Tax and Matching Contributions made by or on behalf of an Eligible Employee for the Plan Year to the Eligible Employee's "Compensation," as defined below, for the Plan Year.

     (c) Multiple Use Limitation Test. In addition to the limitations of paragraphs (a) and (b) above, and notwithstanding Sections 3.1, 3.2 and 3.3 of the Plan or any other provision of the Plan, during any Plan Year in which Test No. 2 of paragraph (a) is used to satisfy the ADP Test and Test No. 2 of paragraph (b) is used to satisfy the ACP Test, the Before-Tax Contributions, After-Tax Contributions and Matching Contributions paid to the Plan with respect to Participants who are Highly Compensated Employees shall be restricted to the extent necessary to assure that the sum of the ADP and ACP of such Highly Compensated Eligible Employees does not exceed the greater of:

          (i) 1.25 times the ADP of Eligible Employees who are not Highly Compensated Employees, plus the ACP of such Eligible Employees, plus the lesser of 2 percent or the ACP of such Eligible Employees, or

          (ii) 1.25 times the ACP of Eligible Employees who are not Highly Compensated Employees, plus the ADP of such Eligible Employees, plus the lesser of 2 percent or the ADP of such Eligible Employees.

     (d) Definition of "Compensation" For purposes of the ADP, ACP and Multiple Use Tests, "Compensation" means wages, salaries and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer or an Affiliate to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan) plus any elective contributions made by an Employer or an Affiliate that are not includable in gross income under Section 125 and Section 402(e)(3) of the Code, but excluding:

          (i) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (ii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (iii) Other amounts which receive special tax benefits.

     If a Participant is employed outside the United States and paid in foreign currency, Compensation will be based on foreign pay elements converted to U.S. Dollars. The conversion to U.S. Dollars is made using a payroll transaction exchange rate and/or a fixed exchange rate as elected by the Participant during the Limitation Year.

     4B.3 Correction of Excesses.

     (a) In the event that the ADP test set forth in 4B.2 above is exceeded, an amount of Before-Tax Contributions of Highly Compensated Employees will be reduced and automatically converted to After-Tax Contributions. Such amount shall be determined by reducing the maximum percentage of Before-Tax Contributions of the Highly Compensated Employees from its highest limit to such smaller percentage which will result in the ADP test being passed. Any amounts so converted to After-Tax Contributions shall nevertheless remain non-forfeitable and remain subject to the distribution limitations that apply to Before-Tax Contributions to the extent required by the Code.

     (b) In the event that the ACP test or the multiple use test set forth in 4B.2 above is exceeded, an amount of After-Tax Contributions for Highly Compensated Employees will be reduced and automatically returned (along with any income allocable to such amount during the Plan Year) to the Participants within the time frame required under the Code. Such amount shall be determined by reducing the maximum percentage of After-Tax Contributions of the Highly Compensated Employees from its highest limit to such smaller percentage which will result in the ACP test or the multiple use test being passed.

     If any amounts returned to correct the ACP test are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which the excess arose, a ten (10) percent excise tax will be imposed on the Company with respect to those amounts.

     4B.4 Special Rules.

     (a) The ADP or ACP for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax, After-Tax or Matching
     Contributions allocated to his account under two or more plans or arrangements described in Code Sections 401(a) and/or 401(k) that are maintained by an Employer or Affiliate, shall be determined as if all such Contributions were made under a single plan or arrangement.

     (b) For purposes of determining the ADP or ACP of a Participant who is a Highly Compensated Employee, the Contributions and Compensation of such Participant shall include the Contributions and Compensation of family members (as described in Code Section 414(q)(6)(B)). The Contributions and Compensation of such family members shall be disregarded in determining the ADP or ACP of Participants who are not such Highly Compensated Employees.

     (c) The determination and treatment of a Participant's ADP or ACP shall satisfy such other requirements as may be prescribed by law.

                            ARTICLE V

      ESTABLISHMENT OF SEPARATE ACCOUNTS AND ADMINISTRATION

                        OF CONTRIBUTIONS


     5.1   Separate  Accounts.   Each  Participant  shall,  where

applicable,  have established in his name the following  Separate

Accounts:

     (a)  a Before-Tax Account which shall reflect the Before-Tax
     Contributions made on behalf of a Participant, as well as the investment income thereon in the Funds;

     (b)   an After-Tax Account which shall reflect the After-Tax
     Contributions of a Participant, as well as the investment income thereon in the Funds.

     (c) a Matching Contributions Account which shall reflect the Matching Contributions of a Participant, as well as the investment income thereon in the Funds.

     (d)   a  Rollover Account which shall reflect  the  Rollover
     Contributions of a Participant made after December 31, 1992, as well as the investment income thereon in the Funds.

     5.2   Account Balances.  For all purposes of the  Plan,  the

balance  of  each Separate Account as of any date  shall  be  the balance  of  such account after all credits and charges  thereto,

for  and as of such date, have been made as provided herein.  The determination  of  the Plan Administrator as to Separate  Account

balances shall be final.



     5.3   Notification.   At least annually  the  Company  shall

notify  each  Participant,  Terminated  Participant  and  Retired

Participant  of the balance of his Separate Accounts  as  of  the last day of such year.



     5.4   Delivery of Contributions.  Each Employer shall  cause

to  be  delivered  to the Trustee all After-Tax, Before-Tax,  and

Matching Contributions made in accordance with the provisions  of

Article III as soon as reasonably practicable, but no later  than

90  days after the contributions are made, and in accordance with procedures established by the Plan Administrator.



     If a Participant is paid in foreign currency, each After-Tax or  Before-Tax Contribution amount shall be based on  the  United

States  dollar equivalent of the Participant's foreign Base  Pay.

The  conversion to United States dollars is made using a  payroll transaction exchange rate and/or a fixed exchange rate as elected by  the  employee.  The resulting amount, after  conversion  into

United  States  dollars, will be transferred to the  Trustee  and credited  on  behalf  of the Participant to the  proper  Separate

Account.   All statements setting forth a Participant's  Separate

Accounts will be expressed in United States dollars.



     5.5   Allocation  of Matching Contributions.   The  Matching

Contributions of an Employer for each Plan Year quarter shall  be allocated quarterly among Participants who are Eligible Employees of such Employer during such quarter and who made, or had made on their  behalf,  After-Tax or Before-Tax  Contributions  for  such quarter.  Each such Participant's allocated share of the Matching

Contributions of an Employer for such quarter shall be  equal  to

the   matched   percentage  of  his  After-Tax   and   Before-Tax

Contributions specified pursuant to Section 3.3 with  respect  to such quarter.



     5.6   Crediting of Contributions.  Subject to the provisions

of  Sections  4A,  4B  and  Article VII, contributions  shall  be credited  to  the  Separate Accounts  of  a  Participant  in  the

following manner:

     (a) the amount of Before-Tax Contributions made on behalf of a Participant shall be credited to such Participant's
     Before-Tax Account;

     (b) the amount of After-Tax Contributions made by a Participant shall be credited to such Participant's After-
     Tax Account;

     (c) the amount of Matching Contributions allocated to a Participant shall be credited to the Participant's Matching
     Contributions Account.

     (d)   the  amount  of  Rollover  Contributions  made  by   a
     Participant after December 31, 1992 shall be credited to the Participant's Rollover Account.

     Such    Before-Tax,   After-Tax,   Rollover   and   Matching

Contributions shall be invested by the Trustee in accordance with the  provisions of Section 6.3 and procedures established by  the

Plan Administrator.



     5.7  Changes in Reduction and Deduction Authorizations.  The

percentage    of    Before-Tax   Contributions   and    After-Tax

Contributions  made  by, or on behalf of, a  Participant  may  be

changed   to  satisfy  legal  requirements  in  accordance   with

procedures established by the Plan Administrator; to an  integral percentage  which  does not exceed the limitations  specified  in

Articles III and IV.



     5.8   Suspension of Contributions.  Any Participant  who  is

making, or having made on his behalf, Before-Tax and/or After-Tax

Contributions under Sections 3.1 or 3.2 may suspend part  or  all of  such  Contributions at any time by notifying the  Company  in accordance with procedures established by the Plan Administrator.

Any   such   suspension  shall  remain  in  effect   until   such

Contributions are resumed.

                           ARTICLE VI

 ESTABLISHMENT OF FUNDS, DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

     6.1   Establishment of Investment Funds.  The Company  shall

select  and  establish certain funds (the "Investment  Funds"  or

"Funds") that it shall cause to be maintained for the purpose  of investing assets held under the Plan which relate to the Separate

Accounts of Plan Participants.  One such Fund shall be a  Company

Stock   Fund   which  shall  invest  solely  in  Company   Stock.

Descriptions of the various funds are contained in Appendix B.



     6.2  Investment Direction of Contributions.  Any Before-Tax,

After-Tax,  Matching, and Rollover Contributions of a Participant

shall  be  invested by the Trustee in accordance with  directions received from the Participant based upon the investment elections of  each  Participant made in accordance with the  provisions  of

Sections 6.3 and 6.4, in the various Investment Funds selected by the  Participant, including a Company Stock Fund for the  initial investment of Matching Contributions as described in section  6.3 below.



     6.3   Investment  of Contributions.  Each Participant,  upon

electing  to  become  a Participant under the  Plan,  shall  make investment elections directing the manner in which his Before-Tax and  After-Tax  Contributions, and, if applicable,  his  Rollover

Contributions  shall be invested by the Trustee.   Such  election

shall  be  the  same for Before-Tax and After Tax  contributions.

Contributions  that are credited to a Separate  Account  of  such

Participant shall be invested in the various Investment Funds  in any  combination of integral percentages that equals 100 percent.

In  the  absence  of  a  valid Participant  election,  Before-Tax

Contributions  and After-Tax Contributions shall be  invested  by the  Trustee in the Fixed Income Fund pending receipt of a  valid investment direction from the Participant.  Investment  elections shall  be  made  by  a  Participant in  accordance  with  uniform administrative  and  operational rules established  by  the  Plan

Administrator.



     Subject  to  the  provisions of Section 6.4, the  investment options so elected by a Participant shall remain in effect  until he changes his investment elections or ceases to be a Participant in accordance with the provisions of the Plan.



     Matching  Contributions shall be automatically  invested  in the Company Stock Fund.



     6.4   Election of Participants to Transfer Invested Amounts.

A  Participant, Terminated Participant or Retired Participant may

elect at any time to have a portion or all of the balance of  the assets  liquidated and transferred from the Investment  Funds  in which  they  are currently invested to one or more of  the  other

Funds  in  accordance with uniform administrative and operational rules  established by the Plan Administrator.  Such  an  election shall become effective, and the Participant may thereafter change or  revoke  such  election,  at such  times  and  in  the  manner established by the Plan Administrator.

                           ARTICLE VII

                             VESTING



     7.1  Vesting in Matching Contributions.  A Participant shall be  100 percent vested in the Matching Contributions credited  to his  Matching  Contributions Account  as  well  as  all  earnings credited to such Account, if:



     (a) such Participant is credited with at least five years of Vesting Service;

     (b)  such Participant attains age 65;

     (c) such Participant is declared mentally incompetent or becomes permanently and totally disabled;

     (d)  such Participant dies, or

     (e) such Participant's employment is involuntarily terminated due to an involuntary separation program sponsored by the Company, or as a result of the sale or other disposition of a Subsidiary or division or part thereof of the Company (or an Affiliate of the Company).

     7.2   Reemployment.  If an Employee incurs a Severance  Date

and is subsequently rehired as an Employee, the following special rules apply for purposes of vesting under the Plan:

     (a) If a Participant incurs a Severance Date and subsequently has a Reemployment Date within twelve months following the Severance Date, such Participant's years of Vesting Service will be calculated as if such Participant had never incurred a Severance Date.

     (b) If a Participant who is vested in his Separate Accounts incurs a Severance Date and then has a Reemployment Date more than twelve months after the Severance Date, such Participant's years of Vesting Service earned prior to the Severance Date will be restored for purposes of vesting under the Plan. However, such a Participant will not be credited with years of Vesting Service for the period of the Participant's absence.

     (c) If a Participant who is not vested in his Separate Accounts incurs a Severance Date and then has a Reemployment Date more than twelve months but less than seven years after the Severance Date, such Participant's years of Vesting Service earned prior to the Severance Date will be restored for purposes of vesting under the Plan. However, such a Participant will not be credited with years of Vesting Service for the period of the Participant's absence.

     7.3   Vesting in Before-Tax and After-Tax Contributions.   A

Participant shall always be 100 percent vested in Before-Tax  and

After-Tax  Contributions credited to his Before-Tax and After-Tax

Accounts,  and  in  any Rollover Contributions  credited  to  his

Rollover  Account,  as  well  as all earnings  credited  to  such

Accounts.



     7.4   Election of Former Vesting Schedule.  In the event  of

an  amendment to the Plan that directly or indirectly affects the computation  of  a Participant's nonforfeitable interest  in  his

Separate  Accounts  attributable to Matching  Contributions,  any

Participant  who is a Participant on the effective date  of  such amendment or who is credited with three or more years of  Vesting

Service shall have a right to have his nonforfeitable interest in such  accounts  continue  to  be  determined  under  the  vesting schedule in effect prior to such amendment rather than under  the new  vesting schedule, unless the nonforfeitable interest of such

Participant in such accounts under the Plan, as amended,  at  any time is not less than such interest determined without regard  to such amendment.  Notwithstanding the foregoing provisions of this

Section  7.4,  the  vested interest of each  Participant  on  the effective  date  of such amendment shall not  be  less  than  his vested interest under the Plan as in effect immediately prior  to the effective date of such amendment.

                          ARTICLE VIII

                   WITHDRAWALS WHILE EMPLOYED



     8.1  Withdrawal of After-Tax Contributions.  By applying  to the  Company  in  the  form and manner  prescribed  by  the  Plan

Administrator, a Participant may elect to withdraw in cash or  in kind,  or both, any portion up to the entire value of his  After-

Tax  Contributions made to the Plan and all earnings on After-Tax

Contributions less any such amounts previously withdrawn.  Such a withdrawal  will be taken first from any After-Tax  Contributions

made  to  the  Plan  prior  to  1987.   When  pre-1987  After-Tax

Contributions  are  exhausted,  such  withdrawal  will  be  taken proportionately  from After-Tax Contributions made  to  the  Plan

after  1986 and earnings on all After-Tax Contributions.   After-

Tax  Contributions withdrawn will be taken first from  those  not subject to Matching Contributions and then from those subject  to

Matching Contributions.



     8.2   Withdrawal of Rollover Contributions.  By applying  to

the  Company  in  the  form and manner  prescribed  by  the  Plan

Administrator, a Participant may elect to withdraw in cash or  in kind,  or  both,  any  portion, up to the  entire  value  of  his

Rollover  Contributions  made to the  Plan  after  1992  and  all earnings  on  such Rollover Contributions less any  such  amounts previously  withdrawn;  provided,  however,  that  he  has  first withdrawn  the total value of his After-Tax Account  pursuant  to

Section 8.1.



     8.3   Withdrawal  of  Company  Matching  Contributions.   By

applying to the Company in the form and manner prescribed by  the

Plan  Administrator,  a  Participant who is  vested  pursuant  to

Section  7.1 may elect to withdraw in cash or in kind,  or  both,

any  portion up to the entire value of all Matching Contributions under his Matching Contributions Account and any earnings on such

Contributions  less  any amounts previously  withdrawn;  provided

that   he   first  withdraws  the  value  of  all  his  After-Tax

Contributions  and  Rollover Contributions and  earnings  thereon pursuant  to the provisions of Sections 8.1 and 8.2; and provided further that a vested Participant who has not participated in the

Plan   for  at  least  five  years  may  only  withdraw  Matching

Contributions that have been in the Plan for at least two years.



     8.4  Withdrawal of Before-Tax Contributions.  Subject to the

provisions  of this Section 8.4, a Participant may apply  to  the

Company   in  the  form  and  manner  prescribed  by   the   Plan

Administrator, for a withdrawal in cash from his Separate Account attributable to Before-Tax Contributions and any earnings accrued through  December 31, 1988, on such Contributions less  any  such

amounts   previously  withdrawn;  provided  that  he  has   first

withdrawn  the  total value of his After-Tax Account,  the  total value of his Rollover Account, and, if the Participant is vested,

the total value of the Matching Contributions Account pursuant to

Sections 8.1, 8.2 and 8.3.



     At  any time after a Participant has attained age 59-1/2  or becomes totally and permanently disabled, earnings accrued  after

December  31,  1988,  on  Before-Tax Contributions  may  also  be withdrawn.  The amounts in such Participant's Before-Tax  Account will be aggregated with his After-Tax Account for the purpose  of making  withdrawals from the Plan; and such Participant's Before-

Tax   Contributions,  including  any  interest,  dividends,   and

appreciation thereon, less any amounts previously withdrawn,  may

be   withdrawn  in  connection  with  an  After-Tax  Contribution withdrawal under Section 8.1.



     Except  for  a  Participant who has attained age  59-1/2  or become  totally and permanently disabled, a withdrawal of Before-

Tax  Contributions and any earnings thereon, except as  indicated

below,   shall  be  permitted  only  if  the  Plan  Administrator

determines  that  such  withdrawal  is  needed  for  a  Financial

Hardship  and that such withdrawal will not exceed the lesser  of

(i) the amount required to meet the need for which the withdrawal is  requested,  or  (ii)  the value of  his  Before-tax  Account.

However,  if such Participant has not yet attained age 59-1/2  or become  totally  and permanently disabled, any  earnings  accrued after December 31, 1988, on his Before-Tax Contributions are  not

available  for  withdrawal  even  in  the  case  of  a  Financial

Hardship.



     8.5    Withdrawal   on  Account  of  Permanent   and   Total

Disability.  In the event the Participant becomes permanently and totally  disabled,  he shall be eligible to withdraw  up  to  the entire  value  of his Separate Accounts under the  provisions  of

Sections  8.1, 8.2, 8.3 and 8.4. In this instance, permanent  and total disability shall be defined according to uniform procedures established by the Plan Administrator.

                           ARTICLE IX

                              LOANS



     9.1   Approval and Nature of Loans.  Any Participant who  is

employed  by an Employer or an Affiliate may, in accordance  with written procedures established by the Plan Administrator apply to the  Company  (for  any  reason other  than  the  acquisition  of securities) for a loan pursuant to the provisions of this Article

IX.   Any  loan  granted  to a Participant  shall  be  deemed  an earmarked  investment  made  for such Participant's  benefit  and shall be charged against his Separate Accounts.



     9.2   Terms  and  Conditions.  The Plan Administrator  shall

prescribe  the terms and conditions of any loan made  under  this

Article IX, but in any event the following shall apply:



     (a) The annual loan interest rate shall equal one percent plus the prime interest rate as in effect on the fifteenth calendar day of the month immediately preceding the calendar year quarter in which such loan is approved, and such interest rate shall apply for the entire term of the loan.

     (b) The term of any loan shall be specified by the Participant, in half-year increments, but in no event shall such term be less than one year and no greater than five years. A loan shall be amortized on a substantially level basis, and payments shall be made no less frequently than quarterly.

     (c) The principal amount of any such loan shall be in increments of $100 and shall not be less than $1,000 and shall not exceed the lesser of:

          (i) $50,000 reduced by the excess (if any) of the highest outstanding loan balance during the one-year period ending on the day the loan is made, over the outstanding balance of loans from all qualified plans sponsored by the Company or an Affiliate on the date the loan is made, or

          (ii) one-half the present value of the vested portion of the Separate Accounts of the Participant as of the most recent valuation.

     (d) A Participant may have only one loan outstanding under the Plan at any time, and may only borrow if at least a one-month period has elapsed since the repayment date of his most recent loan.

     (e) Any loan hereunder shall be made from the Separate Accounts in the following order: First, from the Participant's Before-Tax Account (but in no event will income on Before-Tax Contributions accrued after December 31, 1988, be available for a loan); second, from the Rollover Account; third from the Matching Contributions Account; and fourth, from the After-Tax Account. The amounts will be drawn pro rata from the Investment funds in a Separate Account; provided that if any assets in the U.S. Government Bond Fund would have to be liquidated to fund the loan, that entire Fund must be liquidated prior to the Loan.

     9.3   Repayment  of Loans.  The loan shall be  repaid,  with

interest, in accordance with its terms.  The Trustee shall credit each payment and allocate such monies among the Separate Accounts of  such  Participant charged with such loan; provided that  such allocation  shall  be  made first to the Participant's  After-Tax

Account; second, to the Matching Contributions Account; third, to the Rollover Account; and fourth, to the Before-Tax Account.  The recrediting among the Funds with respect to any Separate  Account shall  be  made in accordance with the Participant's most  recent investment election.



The outstanding balance of the Loan may be prepaid any time after three monthly payments have been made.



If  an  amount less than two months' repayment is not  paid  when due,  the  term  of  the  loan shall be extended  to  cover  such repayments  if such extension does not increase the term  of  the loan beyond five years.



     9.4   Default.   An event of default under  the  loan  shall

occur in the following circumstances:



     (a) Delinquent payments total two months or more, including delinquency as a result of bankruptcy.

     (b) Delinquent payments total less than two months and the loan repayment term cannot be extended.

     (c) A Participant terminates employment, including retirement or death, with an outstanding loan, but not including termination under certain voluntary or involuntary separation programs if the separation program permits such continuance of the loan under its terms.

     9.5  Default Remedies.

     (a) In the event a Participant, Terminated Participant or Retired Participant who is eligible to make monthly loan repayments to the Plan incurs a default resulting from Sections 9.4(a) or 9.4(b), such Participant has 60 days from the time of default to (i) make up the missed payments, or
     (ii) repay the outstanding balance of the loan. If such Participant chooses to make up the missed payments under
     (i), and the missed payments are made within the 60-day time limit, the default will be cured and the loan continued as if no default had occurred.

     (b) In the event of a default resulting from 9.4(c), the Participant or the Participant's estate must pay off the outstanding balance of the loan by certified check no later than 60 days from the date of default.

     (c) If payment is not received within 60 days from the date of default, the Participant shall be deemed to have incurred a taxable event and, at the time permitted by law, to have elected to make a withdrawal from his Separate Accounts in the amount of the balance of his outstanding loan, with accrued interest, or in such lesser amount as is then permitted by law, and to have elected to have such withdrawn amount applied against his loan. In the case of a termination of employment, the Separate Accounts of such
     Participant shall be charged with the amount of such loan balance, along with accrued interest, and such amount shall be deemed, at the time permitted by law, to be a distribution to such Participant.

     (d) An Employee who defaults on a Plan loan will not be eligible for another loan for a period of one year from the date of default and will be suspended from contributing to the Plan for a period of one year.

     9.6   Reemployment.   If a Participant with  an  outstanding

loan  from  the  Plan terminates, causing the  loan  to  go  into default,  and  if the Participant is rehired such that  the  loan repayments  can  be reinstated within 60 days of his  termination and  such  that  the overall length of the loan repayment  period

(both pre-termination and post-termination) does not exceed  five years,  the  default  of  the loan may be  voided  and  the  loan reinstated upon his reemployment.



     9.7   Administration of Loans.  The Plan  Administrator,  or

his   designee,  is  responsible  for  administering   the   loan

provisions established under the Plan.  Such administration shall be performed such that:

     (a) loans shall be made available to Participants on a reasonably equivalent basis; and

     (b)  loans shall not be made available to Highly Compensated
     Employees  in  an  amount  greater  than  the  amount   made
     available to other Participants.

                           ARTICLE X

DISTRIBUTIONS UPON RETIREMENT OR OTHER TERMINATION OF EMPLOYMENT



     10.1  Eligibility for Distribution.  Each Participant  shall be entitled to receive the vested amount of his Separate Accounts upon  retirement  or  other termination of  employment  with  the

Affiliated Group for any reason, including death.



     10.2 Distributions.  The Plan Administrator shall direct the

Trustee  to  make  distribution to, or  for  the  benefit  of,  a

Participant, who becomes eligible to receive the vested amount of

his   Separate  Accounts  under  Section  10.1  in   the   manner

hereinafter set forth.

     (a) Distributions to Participants Upon Retirement or Other Termination of Employment (Other than Death). In the case of a Participant who retires or terminates employment with the Affiliated Group (for reasons other than death), if the combined value of the vested interest of the Participant under the Plan and all other qualified profit-sharing plans maintained by the Affiliated Group is (and was at the time of any prior distribution) $3,500 or less, distribution of such Participant's vested interest under the Plan shall be made to him as soon as practicable in a single lump-sum payment. If the value of the vested interest of such Participant under the Plan and all other qualified profit-sharing plans maintained by the Affiliated Group is (or was at the time of any prior distribution) in excess of $3,500, distribution of such Participant's vested interest under the Plan shall be made in one or more of the following methods, in accordance with rules established by the Plan Administrator, as the Participant shall select:

          (i) in a single lump-sum payment payable at any time prior to the April 1 of the calendar year following the calendar year in which the Retired Participant attains age 70-1/2, unless otherwise permitted by law; or

          (ii) in the form of an immediate or deferred nontransferable annuity contract that complies with the requirements of this Plan and Section 401(a)(9) of the Code and is purchased on behalf of such Participant in accordance with procedures established by the Plan Administrator; or

          (iii) in a series of monthly or annual installments over a period not in excess of the normal life expectancy of the Participant or the joint life expectancies of the Participant and his Beneficiary, such installments to be equal in amount, except as necessary to adjust for any net earnings and changes in the market value of his Separate Accounts, or by any other method reasonably calculated to provide a more rapid distribution of his interest. Notwithstanding the foregoing, a Participant may defer commencing distribution until the April 1 of the calendar year following the calendar year in which he attains age 70-1/2 unless otherwise permitted by law. For purposes of this subparagraph (iii), the life expectancy of a Participant and such Participant's Beneficiary may be redetermined, but not more frequently than annually, and in accordance with such rules as may be prescribed by Treasury regulations. Further, life expectancy and joint and last survivor expectancy shall be computed using the return multiples of Treasury regulation 1.72-
          9. A Participant wishing to have the life expectancy used to calculate his benefit redetermined annually, must so elect no later than the commencement of his payments, and such election is irrevocable. If such an election is not made, the life expectancy used to calculate his benefit will not change, and no redetermination of life expectancy may be elected at a future date.

          The form of the installment payments may be changed from monthly to annual or from annual to monthly once subsequent to the initiation of the installment payments. Such change must become effective with the payment anniversary date. The dollar amount of an installment payment, the length of the payment period under an installment payment or the type of installment payment may be changed once per year effective with the payment anniversary date; provided, that any such changes meet the requirements of Section 10.7 hereof (taking into consideration any amendment of Section 401(a)(9) of the Code). An installment payment under this subparagraph (iii) may be changed to another form of payout under subparagraphs 10.2(a)(i) or(iv), or such other form of payout under subparagraphs 10.2(a)(i) or (iv) may be changed to an installment payment under this subparagraph (iii) once after such payment or payout commences. A Participant receiving installment payments under this subparagraph (iii) may effect a non-periodic distribution under subparagraph 10.2(a)(iv) once in a calendar year. For purposes of this subparagraph (iii), "payment anniversary date" shall mean the anniversary of the date that the installment payments commenced.

          (iv) in non-periodic distributions, in cash or in kind, or both, up to twice a year in accordance with the provisions of Section 10.7; provided, however, that the Participant may defer making or commencing distributions until the April 1 of the calendar year following the calendar year in which he attains age 70-1/2 unless otherwise permitted by law.

     Notwithstanding the foregoing provisions of  this  paragraph
     (a), if the life expectancy of a person other than the Participant or his spouse is utilized in determining the amount of any benefit payment, the value of the payments to be made during the life expectancy of such Participant shall be computed pursuant to the minimum distribution incidental benefit requirement of Treasury regulations.

     (b) Distributions Due to Death. Unless a valid election of an annuity contract under subparagraph (a)(ii) of this
     Section 10.2 is effective, and death occurs before the "required beginning date," (as defined in Section 10.7(c)) distribution of the Participant's vested interest will be made in accordance with procedures established by the Plan Administrator, and subject to an applicable election, as follows:

          (i)   No  Beneficiary designated.  The  entire  account
          must be distributed by December 31 of the year in which
          the   fifth  anniversary  of  the  Participant's  death
          occurs.

          (ii) Spouse Beneficiary designated. The entire account must be distributed over a period not exceeding the Beneficiary's life expectancy. Payments must begin by the later of (1) December 31 of the year following the year of the Participant's death, or (2) December 31 of the year the Participant would have attained age 70-1/2.

          (iii) Non-Spouse Beneficiary Designated. The entire account must be distributed over a period not exceeding the Beneficiary's life expectancy. Payments must begin by December 31 of the year following the year of the Participant's death, or as soon as administratively feasible thereafter.

          (iv) Distribution Exception. In cases in which a Beneficiary does not wish to receive a distribution over his/her life expectancy under (ii) or (iii) above (as applicable), either the Participant or, following the Participant's death the Beneficiary, may elect to have the distribution paid out under (i) above. Such an election must be made by, and may not be revoked following, the earlier of (1) December 31 of the year the distribution is required to commence under (ii) or
          (iii) above, or (2) December 31 of the year in which the fifth anniversary of the Participant's death occurs.

     In the absence of any specific election by the Participant or Beneficiary as to the form of the distribution, the distribution will be paid out under (ii) or (iii) as applicable.

     If death occurs after the Retired or Terminated Participant's "required beginning date," distribution of the remaining portion of a Participant's vested interest will be made in accordance with procedures established by the Plan Administrator, and subject to an applicable election, as follows:

          (i) No Beneficiary designated. The entire account must be distributed immediately.

          (ii) Beneficiary Designated.

               (1) Payments made over the Participant's life expectancy only. If no election to recalculate life expectancy was made, the remaining account must be distributed to the Beneficiary at least as rapidly as under the method of distribution in effect at the Participant's death. The life expectancy schedule for a deceased Participant would continue to be used, with the Beneficiary having the option to increase the payments. If an election to recalculate life expectancy was made, the remaining account must be paid out to the Beneficiary by December 31 of the year following the year of the Participant's death.

               (2) Payments being made over the joint life expectancy of the Participant and Beneficiary. If no election to recalculate life expectancy was made, the Beneficiary will continue to receive distributions based on the joint life expectancy factors already in effect (as if no death had occurred), with the Beneficiary having the option to increase the amount of the payments. If an election is made by the Participant to have his life expectancy recalculated and either (a) no election is made to have his designated Beneficiary's life expectancy recalculated, or (b) the designated Beneficiary is not the Participant's spouse, the Beneficiary will receive the regularly scheduled payment in the year of the Participant's death, and the remaining account will be distributed over the Beneficiary's single life expectancy with no recalculation. The Beneficiary has the option to increase the amount of the payments. If an election to recalculate the Participant's and the spousal Beneficiary's life expectancies was made, the Beneficiary will receive the regularly scheduled payment in the year of the Participant's death, and the remaining account will be distributed over the Beneficiary's single life expectancy with recalculation. The Beneficiary has the option to increase the amount of the payments.

     10.3  Forms of Distributions.  All distributions under  this

Article X shall be made in the following manner:

     (a) Any distributions, other than annuity contracts or monthly installment payments, may be made in cash or in kind, or both, in accordance with the election of the Participant or Beneficiary.

     (b) Any distributions to a Participant in a monthly installment form under subparagraph (a)(iii) of Section 10.2 shall be made in cash.

     (c) If a Participant elects distribution of his entire vested interest in an annuity form pursuant to 10.2(a)(ii), such annuity shall provide that if the Participant is not married on his Annuity Starting Date, his benefit will be paid as a single life annuity unless he elects otherwise; and if he is married on his Annuity Starting Date, his benefit will be paid in the form of a Qualified Joint and Survivor Annuity with his spouse as the contingent annuitant, unless prior to the Annuity Starting Date the Participant elects to receive payment of his interest in a different annuity form. For married Participants, the Qualified Joint and Survivor Annuity form of benefit will be at least as valuable as any other optional form of benefit available under the Plan at the same time. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age.

          If the Participant is married and elects to receive payment of his interest in a different annuity form or to designate a contingent annuitant other than his spouse, the spouse of such Participant must consent in writing thereto and such consent must acknowledge the effect of such action, the optional form of payment elected and, if applicable, any contingent annuitant other than the spouse, and be witnessed by a notary public, unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in
     Section 401(a)(11) of the Code and regulations issued thereunder. Any election made under this paragraph (c) may be made at any time during the 90-day period ending on the Annuity Starting Date.

     (d) The annuity described in Section 10.2(a)(ii) and distributed to Participant shall provide that if the Participant dies prior to the Annuity Starting Date, is survived by a spouse, and was married to such spouse during the one-year period preceding his death, his surviving spouse shall receive a Preretirement Survivor Annuity, unless he filed a Qualified Waiver with the Plan Administrator during the Applicable Election Period. The Preretirement Survivor Annuity will be calculated as of the Earliest Retirement Age if the Participant dies before such time, or at death if the Participant dies after the Earliest Retirement Age. Reasonable actuarial adjustments will be made to reflect a payment earlier or later than the Earliest Retirement Age.

     (e) For purposes of this Section 10.3, the following definitions apply:

          The "Annuity Starting Date" means - (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the participant to such benefit.

          The "Applicable Election Period" is the period commencing on the first day of the Plan Year in which a Participant attains age 35 and ending on the date of the Participant's death. If a Participant separates from service prior to the first day of the plan year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

          The "Earliest Retirement Age" shall be the date on which the Participant could elect to receive retirement benefits.

          The "Preretirement Survivor Annuity" shall be an annuity for the life of the surviving spouse of the Retired or Terminated Participant, payable immediately upon the Retired or Terminated Participant's death, the actuarial equivalent of which is not less than 50% of the Participant's vested interest in the Plan as of the date of death. Any security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account in determining the amount of the qualified Preretirement Survivor Annuity.

          The "Qualified Joint and Survivor Annuity" shall be an annuity for the life of the Participant, with a survivor annuity for the life of the spouse that is not less than 50 percent (and not greater than 100 percent) of the amount payable during the joint lives of the Participant and the spouse.

          The "Qualified Waiver" is a waiver of the Preretirement Survivor Annuity to which the spouse of the Retired or Terminated Participant consents in writing and such consent acknowledges the effect of such action and, if applicable, any optional form of Preretirement Survivor Annuity or contingent annuitant and is witnessed by a notary public, unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder.

     (f) In the case of a qualified joint and survivor annuity, the Plan Administrator shall no less than 30 days and no more than 90 days prior to the Annuity Starting Date cause to be provided to each Participant who elects to receive payment in the form of an annuity a written explanation of:
     (i) the terms and conditions of a qualified joint and survivor annuity; (ii) the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of a Participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

     In the case of a qualified Preretirement Survivor Annuity, the Plan Administrator shall cause to be provided to each Participant within the "applicable period" for such
     Participant a written explanation of the qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements outlined above applicable to a qualified joint and survivor annuity.

     The "applicable period" for supplying the explanation of a qualified preretirement survivor annuity to a participant is whichever of the following periods ends last: (i) the period beginning with the first day of the plan year in which the participant attains age 32 and ending with the close of the plan year preceding the plan year in which the participant attains age 35; (ii) a reasonable period ending after the individual becomes a participant; or, (iii) a reasonable period ending after Code section 401(a)(11) first applies to the Participant due to his election of an annuity under this Plan. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

     For purposes of applying the preceding paragraph, a "reasonable period" is the end of the two-year period beginning one year prior to and ending one year after the date of the applicable event described in (ii) or (iii).

     10.4 Disposition of Forfeited Balances.  If a termination of employment  results  in  a forfeiture of Matching  Contributions,

such  forfeiture  may  either be used to  reduce  the  Employers'

Matching  Contribution obligation or be applied, as  directed  by the Plan Administrator or Named Fiduciary, as appropriate, to pay such administrative expenses of the Plan as are legally permitted to be paid from the Trust and as are actually paid not later than the next succeeding Plan Year quarter.  If the amount of all such forfeitures during the quarter exceeds the amount used before the

end   of   the   next  succeeding  quarter  to  reduce   Matching

Contributions and to pay expenses of the Plan, the excess may  be

applied   thereafter   only  to  reduce   matching   contribution

obligations for succeeding quarters until eliminated.



     10.5  Buy-Back and Restoration of Forfeited Amounts.   If  a

Participant  terminates service and receives  the  value  of  his vested account balance, any nonvested portion will be treated  as

a  forfeiture.   A  Participant who so  incurs  a  forfeiture  of

Matching  Contributions  and  is subsequently  reemployed  within seven  years  of  his  Severance Date shall have  such  forfeited amount  restored  to his Separate Accounts, along  with  interest credited at the Fixed Income Fund rate of return over the  period of  the  forfeiture,  and  invested  in  accordance  with  a  new

investment   election.    If  such  a  Participant   receives   a

distribution  of part or all of his account, he  must  repay,  in cash, the full amount of such distribution on or before his final repayment date and such forfeited amount shall be restored to his

Separate  Accounts  and  invested  in  accordance  with   a   new

investment election.  In this case, no interest shall be  accrued on  such forfeited amount from the time of the distribution until the time the distribution is repaid.  Any restoration of Matching

Contributions  shall be made from a special Company  contribution which  shall not constitute an Annual Addition within the meaning of Section 4A.  For purposes of repaying the distribution amount,

the  "final repayment date" shall be five years after  the  first date on which he is subsequently reemployed.



     10.6  Payments to Incompetents or Minors.  If any individual to  whom an amount is payable hereunder is incapable of attending to  his  financial  affairs because of  any  mental  or  physical condition,  including the infirmities of advanced age,  or  is  a minor,  such amount (unless prior claim therefor shall have  been made  by a duly qualified guardian or other legal representative)

may,  in the discretion of the Plan Administrator, be paid  to  a duly  appointed  guardian or to another person  for  the  use  or benefit  of  the individual found to be a minor or  incapable  of attending  to his financial affairs or in satisfaction  of  legal

obligations  incurred  by or on behalf of such  individual.   The

Trustee  shall  make  such payment only upon receipt  of  written

instructions  to  such effect from the Plan  Administrator.   Any

such payment shall be charged to the Separate Accounts from which any such payment would otherwise have been paid to the individual found  to  be a minor or incapable of attending to his  financial affairs  and  shall  be  a complete discharge  of  any  liability therefor under the Plan.



     10.7 Limitations on Commencement and Distribution of Benefit

Payments.

     (a) Unless the Participant otherwise elects (or is deemed to elect otherwise because the combined present value of such Participant's nonforfeitable accrued benefit under the Plan and all other qualified profit-sharing plans maintained by the Affiliated Group does not exceed $3,500), the payment of benefits under the Plan to such Participant shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

          (i)  The date on which such Participant attains age 65;

          (ii) The tenth anniversary of the date on which such Participant commenced participation in the Plan; and

          (iii) The date on which such Participant terminates service with the Affiliated Group.

     (b) Notwithstanding the foregoing, such Participant's entire interest in his Separate Accounts (including any distribution of incidental death benefits) must be distributed, or begun to be distributed, to him not later than his "required beginning date."

     (c) A Participant's "required beginning date" is the April 1st of the calendar year following the year in which the Participant attains age 70-1/2. For a Participant who attains age 70-1/2 before January 1, 1988, and is not a 5-percent owner, the term "required beginning date" means April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age 70-1/2 or
     (2) the calendar year in which the employee retires. For a Participant who attains age 70-1/2 before January 1, 1988, and is a 5-percent owner, the term "required beginning date" means April 1 of the calendar year following the later of
     (1) the calendar year in which the Participant attains age 70-1/2, or (2) the earlier of (i) the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or (ii) the calendar year in which the Participant retires.

     (d) A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined under Code Section 416(i) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent year.

     (e) Notwithstanding any provision in this Plan to the contrary, if not made in a lump-sum, the interest of a Participant in his Separate Accounts under the Plan must be distributed, in accordance with Treasury regulations promulgated under Section 401(a)(9) of the Code, over one of the four following periods:

          (i)  the life of such Participant;

          (ii) the joint lives of such Participant and such Participant's Beneficiary;

          (iii) a period not extending beyond the life expectancy of such Participant; or

          (iv) a period not extending beyond the joint life expectancies of such Participant and such Participant's beneficiary.

     10.8 Reemployment.  In the event a Participant is reemployed by  an  Employer or an Affiliate, and if such Retired Participant again  becomes an active Participant, his Separate Accounts  from his  prior participation shall be consolidated with the  Separate

Accounts established in his name after such reemployment.

                           ARTICLE XI

                          BENEFICIARIES



     11.1  Designation  of  Beneficiary.  A Participant,  Retired

Participant,   or   Terminated  Participant   may   designate   a

Beneficiary to whom distribution shall be made hereunder  in  the event such Participant dies before his interest is distributed to him  in full.  If such Participant has a spouse, his spouse shall

be   his  Beneficiary  and  shall  receive  distribution  of  his remaining  interest in accordance with the provisions of  Section

10.2(b);  provided, however, that a person or persons other  than

his   spouse  may  be  designated  as  his  Beneficiary  if   the

requirements  of Section 11.3 are met.  Any such  designation  or change  of  designation shall be subject  to  the  provisions  of

Section 11.3, shall be made in writing in the form prescribed  by the  Plan  Administrator, and shall become  effective  only  when filed  with the Plan Administrator; provided, however,  that  any such  designation or change of designation which is  received  by the  Plan  Administrator  after the  death  of  the  Participant,

Retired   Participant   or  Terminated   Participant   shall   be

disregarded.



     11.2  Beneficiary in the Absence of Designated  Beneficiary.

If   (i)   a  Participant,  Retired  Participant,  or  Terminated

Participant who dies does not have a surviving spouse and  if  no

Beneficiary  has  been designated pursuant to the  provisions  of

Section  11.1, or (ii) no Beneficiary survives such  Participant,

then the Beneficiary shall be the estate of such Participant.  If any  Beneficiary designated pursuant to Section 11.1  dies  after becoming  entitled to receive distributions hereunder and  before such  distributions are made in full and if no  other  person  or persons  have  been  designated to receive the  balance  of  such distributions upon the happening of such contingency, the  estate of  such deceased Beneficiary shall become the Beneficiary as  to such balance.



     11.3  Spousal  Consent to Beneficiary Designation.   In  the

event   a   Participant,  Retired  Participant,   or   Terminated

Participant is married, any Beneficiary designation, other than a designation of his spouse as Beneficiary, shall be effective only if  his  spouse  consents  in writing thereto  and  such  consent acknowledges  the  specific designation of  Beneficiary  and  the effect  of  such  action, and is witnessed by  a  notary  public,

unless  a  Plan representative finds that such consent cannot  be obtained because the spouse cannot be located or because of other circumstances  set forth in Section 401(a)(11) of  the  Code  and

Treasury regulations issued thereunder.

                           ARTICLE XII

                         ADMINISTRATION



     12.1 Plan Administrator and Named Fiduciary.  The Plan shall be  administered  by the Vice President of BP Exploration  &  Oil

Inc. with responsibility for Human Resources (or the successor to such  office as designated by the Board of Directors)  who  shall

serve  as  Plan Administrator within the meaning of  ERISA.   The

chief  financial  officer of the Company  shall  serve  as  Named

Fiduciary  except  as  otherwise  designated  by  the  Board   of

Directors.



     The Board of Directors may arrange for the delegation by the

Trustee   to  the  Named  Fiduciary  of  any  functions  normally

performed  by trustees (except the custody of assets, the  voting with respect to shares held by the Trustee, and the purchase  and sale or redemption of securities.)



     12.2 Duties of Plan Administrator and Named Fiduciary.   The

Plan  Administrator  shall have the authority and  responsibility for control of the operation and administration of the Plan.  The

Named  Fiduciary  shall  have the responsibility  to  manage  and control the assets of the Plan, which includes the investment  of

Plan assets.  The Plan Administrator and the Named Fiduciary may,

from  time to time, designate, or revoke the designation of,  one or  more  persons other than themselves to carry out one or  more

specific   fiduciary  responsibilities.   Each  such  designation

shall:

     (a)  be in writing signed by the Plan Administrator or Named
     Fiduciary, as applicable;

     (b) specify one or more fiduciary duties in connection with the Plan for which such designee shall be responsible; and

     (c) be accepted by such designee. The revocation of any such designation shall be in writing signed by the Plan Administrator or Named Fiduciary, whichever originally made such designation, and, shall include a statement that such designee has been notified of such revocation.

     The  Plan  Administrator and the Named Fiduciary shall  also have  such additional responsibilities and authority with respect to  the Plan as are specifically vested in them from time to time

by  action  of  the  Board  of Directors  of  the  Company.   The

authority  of  the Plan Administrator and the Named Fiduciary  to

delegate any of their duties as fiduciaries under the Plan to any designee  may  be  limited pursuant to action of  such  Board  of

Directors.  Each such designated fiduciary may rely upon any such direction,  information,  or action of  the  Plan  Administrator,

Named  Fiduciary or another designated fiduciary as being  proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction,

information,  or action.  It is intended under the Plan  and  the

Trust  that  each fiduciary shall be responsible for  the  proper

exercise  of  its  own  powers,  duties,  responsibilities,   and

obligations  under  this  Plan and the Trust  and  shall  not  be responsible  for any act or failure to act of another  fiduciary.

No  designated fiduciary, Plan Administrator, Named Fiduciary nor the  Group  guarantees  the  Trust Fund  in  any  manner  against investment loss or depreciation in asset value.



     No  bond  or  other security shall be required of  the  Plan

Administrator or the Named Fiduciary or anyone delegated  to  act

on   behalf   of  either,  nor  shall  they  receive   additional

compensation for services performed by them in the administration of this Plan, except as may otherwise be required by law.



     No  director,  officer or Employee of  the  Group  shall  be personally  liable for any act or omission to act  in  connection with the operation or administration of the Plan, except for  his own  willful  misconduct  or  gross  negligence,  except  as  may otherwise be required by law.



     The  Plan Administrator and the Named Fiduciary and each  of their  designees,  if any, may serve, subject  to  the  foregoing provisions  of  this  Section 12.2, in more  than  one  fiduciary capacity  with  respect to the Plan and may employ  one  or  more persons  to render advice with regard to any responsibility  such fiduciary has under the Plan.



     The  Plan  Administrator shall have the sole  and  exclusive discretion  and  authority to apply, construe and  interpret  all provisions  and terms of the Plan, to grant and/or deny  any  and all  claims for benefits, and to determine and decide any and all issues  and  factual  circumstances relating to  eligibility  for benefits.  All findings, decisions and determinations of any kind made by the Plan Administrator shall not be disturbed unless  the

Plan  Administrator  has  acted in an  arbitrary  and  capricious

manner.    Subject  to  the  requirements  of   law,   the   Plan

Administrator  shall be the sole judge of the standard  of  proof required  in  any claim for benefits and in any determination  of

eligibility   for  a  benefit.   All  decisions   of   the   Plan

Administrator  shall be final and binding on  all  parties.   The

Plan  Administrator shall exercise his powers in  a  uniform  and nondiscriminatory manner.



     12.3 Rules and Regulations.  The Plan Administrator may from

time   to   time   prescribe  rules  or   regulations   for   the

administration of the Plan.  Without limiting the  generality  of the  foregoing, the Plan Administrator may adopt  such  rules  or regulations  with respect to the signature by an Employee  and/or the  spouse of an Employee, any directions or other papers to  be

signed   by   Employees,  and  similar  matters   as   the   Plan

Administrator  shall determine to be necessary  or  advisable  in view of the laws of any state or country.



     12.4  Trust Agreement and Trustee.  The Named Fiduciary  and

the Trustee have entered into a trust agreement pursuant to which

the  Trustee  is  to act as trustee under the  Plan.   The  Named

Fiduciary  may, without further reference to, or action  by,  any

Subsidiary  participating in the Plan, from time  to  time  enter into  such  further agreements with the Trustee or other  parties and  make such amendments to such trust agreement or such further agreements as it may deem necessary or desirable.



     The  Named  Fiduciary  may from time  to  time  designate  a successor  Trustee  which shall be a bank or trust  company  with capital  and surplus of not less than $10,000,000, and the  Named

Fiduciary may require the Trustee to take such steps and  execute such  instruments  as the Named Fiduciary may deem  necessary  or desirable  to make effective the transfer of the Trust assets  to the successor Trustee and to maintain the Plan.



     12.5  Determination of Benefits and Claims Review.  The Plan

Administrator   or   his   designee  shall   make   all   initial

determinations as to the right of any person to a  benefit.   The

Plan  Administrator shall establish and follow  a  procedure  for review  of any such determination consistent with regulations  of the Department of Labor under Section 503 of the Act.



     12.6  Agency.  The Plan Administrator, the Named  Fiduciary,

or  the Trustee need not recognize the agency of any party for  a

Participant  or a Beneficiary unless it shall receive documentary evidence thereof satisfactory to it and thereafter from  time  to time,  as  the  Plan Administrator, the Named Fiduciary,  or  the

Trustee  may  determine, additional documentary evidence  showing the  continuance  of  such agency.  The Plan  Administrator,  the

Named  Fiduciary, or the Trustee shall be entitled to  rely  upon the  continuance of such agency and to deal with the agent as  if he or it were the Participant or the Beneficiary.



     12.7  Records Conclusive.  The records of the Trustee,  Plan

Administrator, Named Fiduciary, Employers, and Subsidiaries shall

be   conclusive  in  respect  of  all  matters  involved  in  the administration of the Plan.



     12.8 Expenses.  Expenses and costs of the Plan shall be paid in the following manner:



     (a) Except as otherwise provided in the Plan or trust agreement, all costs and expenses incurred in administering the Plan, including the expenses of the Plan Administrator and Named Fiduciary, the fees and expenses of the Trustee and its counsel, and other administrative expenses, shall be ratably shared by the Employers on such basis as shall otherwise be mutually agreed upon or, failing such agreement, as shall be determined by the Company.

     (b) Taxes, if any, on any assets held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the Participant's Separate Accounts as the Trustee shall determine.

     12.9   Qualified  Domestic  Relations  Orders.    The   Plan

Administrator shall establish reasonable procedures to  determine the  status  of  domestic  relations  orders  and  to  administer distributions under domestic relations orders which are deemed to be  qualified  orders.  Such procedures shall be in  writing  and shall  comply with the provisions of Section 414(p) of  the  Code and regulations issued thereunder.



     Anything to the contrary in the Plan notwithstanding, in the event  a  qualified  domestic  relations  order  provides  for  a distribution  of  a  Participant's, Terminated  Participant's  or

Retired  Participant's Separate Accounts, or any portion thereof,

to  an alternate payee as defined under Section 414(p)(8) of  the

Code,  such  distribution  may include Before-Tax  Contributions,

After-Tax  Contributions,  Rollover  Contributions  and  Matching

Contributions, as well as earnings thereon, without regard to the date  as  of  which such Participant, Terminated  Participant  or

Retired Participant separates from service or attains age 59-1/2.

                          ARTICLE XIII

                     ASSETS HELD BY TRUSTEE



     13.1  Assets  Held  by  Trustee.   All  cash,  bonds,  stock

certificates, and contracts representing monies on  deposit  with insurance  companies shall, until disposed  of  pursuant  to  the provisions of this Plan, be held in the possession or name of the

Trustee; provided, however, that transferable securities  may  be registered  in  the name of the Trustee or in  the  name  of  its

nominee.   All Mutual Fund shares may be held as unissued  shares

(not  in  certificate form), in the name of  the  Trustee.   Non-

transferable securities shall be issued in such name or names  as the  Trustee  may  elect,  subject  to  any  applicable  laws  or

regulations at the time in effect with respect thereto.   In  the

sole discretion of the Trustee, investments in a particular issue of  stock, security, or a particular issue of bonds made  at  the direction  of more than one Participant may be represented  by  a single certificate, single contract, or single bond, as the  case may be.



     The  assets  of  the Trust will be valued annually  at  fair market value as of the last day of the Plan Year.  The respective accounts of Participants shall be adjusted in accordance with the valuation.



     13.2  Options,  Rights, or Warrants. in the event  that  any options,  rights,  or warrants shall be granted  or  issued  with respect  to shares of stock held by the Trustee under  the  Plan,

the  Trustee  shall  give  to the Participant  who  directed  the investment in such shares a reasonable opportunity to direct  the

Trustee  to  exercise such options, rights, or warrants  for  his

Separate Account, and if any cash shall be required in connection with  such exercise, such Participant shall, simultaneously  with his  direction to the Trustee, authorize the Trustee to  use  for such  purpose  any  uninvested funds held  for  him  and/or  make

available  to the Trustee any additional necessary  funds.   Such

additional funds may be made available to the Trustee  either  by payment thereof in cash or by written direction to the Trustee on forms  prescribed by the Plan Administrator to sell any  security held  for him; provided, however, that any such additional  funds deposited  by any Participant with the Trustee for the  aforesaid

purpose   shall   not  be  deemed  a  Before-Tax   or   After-Tax

Contribution under Article Ill.  Any securities acquired  as  the result  of the exercise of any such options, rights, or  warrants

shall  be added to the Participant's Separate Accounts.   If  any

Participant shall not, within the time designated by the Trustee,

direct the Trustee to exercise any such option, right, or warrant and  make  available  to  the Trustee any  necessary  funds,  the

Trustee  shall  sell  such  option,  right,  or  warrant  on  any registered  security exchange, if there be any  market  therefor,

and  the cash proceeds from the sale of any such options, rights,

or  warrants  shall  be  credited to the  Participant's  Separate

Accounts.  The foregoing provisions notwithstanding, the  Trustee shall  reserve  the right to determine whether any  dividends  on

Company  Stock held by the Plan shall be paid in cash or in  kind under a share dividend plan.



     13.3  Voting  Rights.  The Trustee shall  vote  the  Company

Stock  held in the Company Stock Fund for the respective accounts of  Participants in accordance with such Participants' directions which  may  be certified to the Trustee by the Plan Administrator or  any agent designated by the Plan Administrator; provided that any such shares with respect to which no such direction shall  be received and any fractional shares shall be voted by the  Trustee in the same proportions as shares as to which voting instructions have been received.



     13.4  Cost and Proceeds of Securities Transactions.  If  the

purchase  or  sale  of  securities by  the  Trustee,  whether  in pursuance  of standing directions or specific directions,  cannot be  completed  in  a  single transaction, but  requires  multiple transactions, the price per unit (including prices determined  by the Trustee in cases of matched purchases and sales) at which all securities of that particular issue are purchased or sold by  the

Trustee shall be the weighted average net price per unit at which all securities of that particular issue are purchased or sold for the multiple transactions.



     13.5  Brokerage  Charges.  Brokerage  commissions,  transfer taxes,  and  other  charges and expenses in connection  with  the purchase or sale of securities shall be added to the cost of such securities or deducted from the proceeds thereof, as the case may

be.

                           ARTICLE XIV

                    AMENDMENT AND TERMINATION



     14.1 Amendments.  Subject to the provisions of Section 14.2,

the  Board of Directors is authorized to amend the provisions  of the  Plan at any time in its sole discretion.  This authority may be  delegated  from time to time by resolutions of the  board  of

Directors  to  certain officers of the Group,  which  delegations shall constitute part of the Plan.



     14.2  Limitation of Amendments.  The Company shall  make  no amendment  to  the Plan which shall result in the  forfeiture  or reduction  of  the  interest of any Employee, Eligible  Employee,

Participant,  Terminated  Participant,  Retired  Participant   or

person claiming under or through any one or more of them pursuant to  the  Plan;  provided, however, that nothing herein  contained shall  restrict the right to amend the provisions hereof relating

to  the  administration  of the Plan  and  Trust.   Moreover,  no

amendment shall be made hereunder which shall permit any part  of the Trust property to revert to any Employer or be used for or be

diverted  to  purposes  other  than  the  exclusive  benefit   of

Employees,    Eligible   Employees,   Participants,    Terminated

Participants, Retired Participants and persons claiming under  or through them pursuant to the Plan.



     14.3 Termination.  The Company reserves the right, by action of  its  Board  of Directors, to terminate the  Plan  as  to  all

Employers  at any time, which termination shall become  effective upon notice in writing to the Trustee (the effective date of such termination  being  hereinafter referred to as  the  "termination

date").   The Plan shall terminate automatically if  there  is  a

complete  discontinuance  of  contributions  hereunder   by   all

Employers.   Upon any such termination of the Plan,  the  Trustee

and  the Company shall take the following actions for the benefit of  Participants, Terminated Participants, Retired  Participants,

and Beneficiaries:

     (a) As of the termination date, the Trustee shall value the Funds hereunder, and the Plan Administrator shall adjust all Separate Accounts accordingly. The termination date shall become a valuation date. In determining the net worth of the Funds hereunder, the Trustee shall include as a liability such amounts as in its judgment shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the Trust property, as well as other expenses, whether or not accrued. and shall include as an asset all accrued income.

     (b) The Trustee, upon instructions from the Plan Administrator, shall then segregate and, subject to applicable provisions of the Code relating to distribution of Before-Tax Contributions, distribute an amount equal to the entire interest of each Participant, Terminated Participant, Retired Participant and Beneficiary in the Funds to or for the benefit of each such Participant or Beneficiary in accordance with the provisions of Section 10.2.

     Notwithstanding  anything to the contrary contained  herein,

upon  any  such Plan termination, the interest of any Participant and  Beneficiary  shall become fully vested  and  nonforfeitable;

and,  if  there is a partial termination of the Plan  within  the meaning  of  the  Code,  the interest  of  each  Participant  and

Beneficiary  who  is affected by such partial  termination  shall become fully vested and nonforfeitable.



     14.4 Withdrawal of an Employer.  An Employer other than  the

Company  may, by action of its board of directors, withdraw  from the  Plan, such withdrawal to be effective upon notice in writing to  the  Company and shall thereupon cease to be an Employer  for

all   purposes  of  the  Plan.   An  Employer  shall  be   deemed

automatically  to  withdraw from the Plan in  the  event  of  its complete  discontinuance  of contributions  or  (subject  to  the provisions  of  Section 14.5) in the event  it  ceases  to  be  a

Subsidiary.



     14.5  Corporate  Reorganization.  The merger, consolidation,

or  liquidation of the Company or any Employer with or  into  the

Company  or any other Employer shall not constitute a termination of the Plan as to the Company or such Employer.

                           ARTICLE XV

                    MISCELLANEOUS PROVISIONS



     15.1   No  Commitment  as  to  Employment.   Nothing  herein

contained shall be construed as a commitment on the part  of  any

Employer  to  continue the employment or rate of compensation  of any Employee hereunder for any period.



     15.2  Rights to Trust Assets.  Nothing in the Plan shall  be construed to confer any right or claim upon any person other than

the   parties   hereto,  Participants,  Terminated  Participants,

Retired Participants and Beneficiaries.  All payments of benefits as provided in the Plan shall be made solely out of the assets of the  Trust. and none of the fiduciaries shall be liable  therefor in any manner.



     15.3  Precedent.  Except as otherwise specifically  provided or  required by law, no action taken in accordance with the terms of  the  Plan, by an Employer, the Company, or any fiduciary  for the  Plan,  shall be construed or relied upon as a precedent  for similar action under similar circumstances.



     15.4  Duty  to Furnish Information.  Each of the  Employers,

the  Company, or the Trustee shall furnish to any of  the  others any documents, reports, returns, statements, or other information that  any other reasonably deems necessary to perform its  duties imposed hereunder or otherwise imposed by law.



     15.5 Merger, Consolidation, or Transfer of Plan Assets.  The

Plan shall not be merged or consolidated with any other plan, nor shall  any of its assets or liabilities be transferred to another plan,  unless,  immediately after such merger, consolidation,  or transfer  of assets or liabilities, each Participant,  Terminated

Participant,  Retired Participant or Beneficiary will  receive  a benefit which is at least equal to the benefit he was entitled to immediately  prior to such merger, consolidation, or transfer  of assets or liabilities (if the plan had then terminated).



     15.6  Return of Contributions to Employers.  If a Before-Tax

Contribution or a Matching Contribution

     (a)  is made under a mistake of fact, or

     (b)  is conditioned upon deduction of the Contribution under
     Section 404 of the Code and such deduction is disallowed, or

     (c) is conditioned upon initial qualification of the Plan under Section 401(a) of the Code and the Plan does not so qualify,

such  a Contribution may be returned to the Employers within  one

year  after  the  mistaken  payment  of  the  contribution,   the

disallowance of the deduction (to the extent disallowed), or  the date  of  denial of the qualification of the Plan,  whichever  is

applicable.   For  this purpose, all Contributions  made  by  the

Employers  are  expressly declared to be conditioned  upon  their deductibility under Section 404 of the Code and the qualification of the Plan.



     15.7 Filing of Notices and Plan Information.  Any Plan forms to  be filed with the Plan shall be mailed by first-class mail or otherwise delivered to the BP America Participant Service  Center at the following address:

               BT Services Tennessee, Inc.
               Bankers Trust New York Corp.
               P. O. box 305049
               Nashville, TN 37230-5049

Such  forms must be actually received by the applicable due  date under  the Plan.  Any Plan notices or communications to be  filed with the Plan Administrator or Named Fiduciary shall be mailed by first-class mail or otherwise delivered to such individual at 200

Public  Square, Cleveland, Ohio 44114-2375.  Legal notices  shall be  directed  to  the Corporate Secretary, BP America  Inc.,  200

Public Square, Cleveland, Ohio 44114-2375.



     15.8  Governing Law.  Except as provided under federal  law,

the provisions of the Plan shall be governed by and construed  in accordance with the laws of the State of Ohio.



     15.9  Restriction  on  Alienation.  Except  as  provided  in

Sections  401(a)(13)(B)  and  414(p)  of  the  Code  relating  to qualified  domestic  relations orders or  as  otherwise  provided under Section 401(a)(13) of the Code and related regulations,  no benefit under the Plan at any time shall be subject in any manner to  anticipation, alienation, assignment (either  at  law  or  in equity),  encumbrance,  garnishment, levy,  execution,  or  other legal  or equitable process.  No person shall have power  in  any manner  to  anticipate, transfer, assign (either  at  law  or  in equity),  alienate, or subject to attachment, garnishment,  levy,

execution,  or other legal or equitable process, or  in  any  way encumber  his  benefits under the Plan, or any part thereof,  and any  attempt to do so shall be void.  If by reason of any attempt by  a Participant, Terminated Participant, Retired Participant or

Beneficiary to alienate, sell, transfer, assign, pledge, encumber or  otherwise dispose of any right or interest under the Plan, or if  by  reason  of  bankruptcy or insolvency or  because  of  any attachment,  garnishment  or  other  proceeding  or,  any  order,

finding  or  judgment of any court, either in law or  in  equity,

prior  to  the  actual transfer and delivery  of  such  right  or interest  to  such  Participant or  Beneficiary,  such  right  or interest except for this Section would be payable to, or  enjoyed by  some person, firm, or corporation other than such Participant or  Beneficiary, then any such right or interest shall cease, and

thereafter   the  Trustee,  upon  the  direction  of   the   Plan

Administrator, shall from time to time as and when payments would otherwise  (except for this Section) become due  and  payable  to such Participant or Beneficiary, pay or deliver to or expend  for the  use and benefit of such Participant or Beneficiary or to  or for  the  use  of any person dependent upon such Participant  for support  from  any  amount  which  would  have  been  payable  or distributable to such Participant or Beneficiary, except for this

Section,  such  sums  as  the  Plan  Administrator  in  its  sole discretion may deem necessary or advisable for his support or for the  support  of any one dependent upon him.  At the  time  when,

except  for this Section, final payment would be required  to  be made  to such Participant or Beneficiary, there shall be paid  to such  Participant  or  Beneficiary only so much  of  the  balance remaining to his credit under the Plan as the Plan Administrator,

in  the  exercise  of  its sole discretion, may  direct  and  the remainder  thereof, if any, shall be paid over and  delivered  to his spouse, if any, or if none, to his children, if any, in equal shares.  If there is no spouse or children of such Participant or

Beneficiary alive at such time, the Trustee shall pay and deliver any  portion of any such remaining balance which is not  paid  to such Participant or Beneficiary to the estate of such Participant or Beneficiary.



     15.10      Adoption by Subsidiaries.  Any Subsidiary of  the

Company  which  at  the  time is not an Employer  may,  with  the consent of the Board of Directors of the Company, adopt the  Plan

and   become  an  Employer  hereunder.   An  appropriate  written

instrument evidencing such adoption shall be executed  and  filed with the Company.



     15.11     Rollovers to Other Plans or IRAs.  Notwithstanding

any  provision  of the Plan to the contrary that would  otherwise limit  a Distributee's election under this Section, a Distributee may  elect, at the time and in the manner prescribed by the  Plan

Administrator,  to  have  any portion  of  an  Eligible  Rollover

Distribution  paid  directly  to  an  Eligible  Retirement   Plan

specified by the Distributee in a Direct Rollover.

     Definitions:

     (1) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

          (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's beneficiary, or for a specified period of ten years or more;

          (b) any distribution to the extent such distribution is required under Code Section 401(a)(9); and

          (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (2) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code
          Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     (3) Distributee. A Distributee includes a Participant, Retired Participant or Terminated Participant. In addition, the Participant's, Retired Participant's or Terminated Participant's surviving spouse, or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

     (4)  Direct Rollover.  A Direct Rollover is a payment by the
          Plan to the Eligible Retirement Plan specified by the Distributee.

     15.12        Administrative    Corrections.     The     Plan

Administrator  or the Named Fiduciary, as appropriate,  may  take reasonable  actions, consistent with applicable law,  as  may  be necessary  to  correct any omissions, defects, or inconsistencies in the operation or administration of the Plan.

                           ARTICLE XVI

                      TOP-HEAVY PROVISIONS



     16.1 Applicability.  Notwithstanding any other provision  to the  contrary, in the event the Plan is deemed to be a  top-heavy plan  for any Plan Year, the provisions contained in this Article

XVI  with respect to vesting and Matching Contributions shall  be applicable with respect to such Plan Year.  In the event the Plan is  determined  to  be  a top-heavy plan and  upon  a  subsequent

Determination  Date  is determined to no longer  be  a  top-heavy plan,  the  vesting and the Employer contribution  provisions  in effect immediately preceding the Plan Year in which the Plan  was determined  to be a top-heavy plan shall again become  applicable as of such subsequent Determination Date; provided, however, that in  the  event  such  prior vesting schedule  does  again  become applicable, the provisions of Section 7.4 and Section 14.2  shall apply  (i) to preserve the nonforfeitable accrued benefit of  any

Participant or Beneficiary and (ii) to permit in accordance  with

Section  7.4,  a  Participant to elect to continue  to  have  his nonforfeitable interest in his Employer contributions  determined in accordance with the vesting schedule applicable while the Plan was a top-heavy plan.



     16.2  Top-Heavy Definitions.  For purposes of  this  Article

XVI, the following definitions shall apply:

     (a)   The term "Determination Date" with respect to any Plan
     Year shall mean the last day of the preceding Plan Year.

     (b)   The  term "Determination Period" shall mean  the  Plan
     Year containing the Determination Date or the four preceding plan years.

     (c) The term "Key Employee" shall mean any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the Determination Period was an officer of  the  Company  if  such individual's annual  compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A), an owner (or considered an owner under Code
     Section  318)  of  one of the ten largest interests  in  the
     Company if such individual's compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(1)(A), a 5-percent owner of the Company, or a one-percent owner of the Company who has an annual compensation of more than $150,000. For purposes of this definition, the term "compensation" has the meaning given to such term by Code section 414(q)(7).

     (d) The term "Non-Key Employee" shall mean any Participant who is not a Key Employee.

     (e) The term "Permissive Aggregation Group" shall mean those plans not included in an Employers Required Aggregation Group in conjunction with any other plan or plans of such Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

     (f) The term "Required Aggregation Group" shall include (i) all plans of an Employer in which a Key Employee is a participant and (ii) all other plans of an Employer which enable a plan described in clause (i) hereof to meet the requirements of Sections 401(a)(4) or 410 of the Code.

     (g) A "Super Top-Heavy Group" with respect to a particular Plan Year shall mean a Required or Permissive Aggregation Group that, as of the Determination Date, would qualify as a top-heavy group under the definition in paragraph (h) of this Section 16.2 with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition.

     (h) The term "Super Top-Heavy Plan" with respect to a particular Plan Year shall mean a plan that, as of the Determination Date, would qualify as a top-heavy plan under the definition in paragraph (i) of this Section 16.2 with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition. A plan is also a "Super Top-Heavy Plan" if it is part of a Super Top-Heavy Group.

     (i) The term "top-heavy group" with respect to a particular Plan Year shall mean a required or a Permissive Aggregation Group if the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the account balances of Key Employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

     (j) The term "top-heavy plan" with respect to a particular Plan Year shall mean (i), in the case of a defined contribution plan, a plan for which, as of the Determination Date, the aggregate of the accounts (within the meaning of
     Section 416(g) of the Code and the regulations thereunder) of Key Employees exceeds 60 percent of the aggregate of the accounts of all Participants under the plan, with the accounts valued as of the relevant Valuation Date, (ii) in the case of a defined benefit plan, a plan for which, as of the Determination Date, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and the regulations thereunder) to Key Employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with present value of accrued benefits to be determined in accordance with the actuarial assumptions specified in such defined benefit plan, and
     (iii) a plan that is part of a top-heavy group. For purposes of this paragraph, a Participant's accrued benefit in a defined benefit plan will be determined under a uniform accrual method applied under all defined benefit plans maintained by the Company or an Affiliate or, where there is no such method, as if such benefit accrued not more rapidly than the slowest rate of accrual permitted under the fractional rule of Section 411(b)(1)(C) of the Code. Notwithstanding the foregoing provisions of this paragraph, however, a plan shall be deemed not to be a top-heavy plan if it is part of a required or Permissive Aggregation Group that is not a top-heavy group.

     (k) The term "Valuation Date" shall mean the most recent valuation date within a twelve-month period ending on the Determination Date.

     16.3  Accelerated  Vesting.   In  the  event  the  Plan   is

determined to be a top-heavy plan with respect to any Plan  Year,

a  Participant  who  is  not  vested  in  his  Separate  Accounts attributable  to  Matching Contributions in accordance  with  the provisions  of  Article  VII  shall  be  eligible  to  receive  a nonforfeitable percentage of Matching Contributions allocated  to his Separate Accounts which shall be determined by application of the following vesting schedule:

Years of Vesting Service                Nonforfeitable Percentage
Less than 2 years                                              0%
2 years but less than 3 years                                 20%
3 years but less than 4 years                                 40%
4 years but less than 5 years                                 60%
5 years but less than 6 years                                 80%
6 years or more                                              100%


An  involuntary  cash-out shall not be an amount  less  than  the present  value  of  a Participant's entire employer-derived  non-

forfeitable benefit at the time of the distribution.



     16.4  Minimum Matching Contribution.  In the event the  Plan is  determined to be a top-heavy plan with respect  to  any  Plan

Year,  the  Matching  Contributions  allocated  to  the  Separate

Accounts of each Non-Key Employee who is a Participant and who is not  separated from service with the Employer as of  the  end  of such  Plan  Year shall be no less than the lesser  of  (a)  three percent  of  his  compensation or (b) the largest  percentage  of compensation that is allocated for such Plan Year to the Separate

Accounts  of  any Key Employee, provided that, in the  event  the

Plan  is  part  of  a Required Aggregation Group,  and  the  Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Matching Contributions to the Separate Accounts  of

each  Non-Key Employee shall be three percent of the compensation of  such  Non-Key Employees, and provided further  that,  if  the highest  rate  allocated to any Key Employee is less  than  three percent,  amounts  contributed as a result of a salary  reduction agreement must be included in determining contributions  made  on behalf  of Key Employees.  Any minimum allocation to the Separate

Accounts of a Participant required by this Section 16.4 shall  be made  without regard to any social security contribution made  by the  Employer on behalf of the Participant and without regard  to whether  or  not a Non-Key Employee withdraws his Before  Tax  or

After  Tax Contributions.  This minimum allocation shall be  made for  a Non-Key Employee who has not separated from service at the end  of the Plan Year, regardless of whether the Non-Key Employee has  less  than  1000  hours  for the year.  Notwithstanding  the minimum  top-heavy allocation requirements of this Section  16.4,

in  the  event  that the Plan is a top-heavy plan,  each  Non-Key

Employee hereunder who is also covered under a top-heavy  defined benefit plan maintained by an Employer will receive the top-heavy benefits provided for under such defined benefit plan in lieu  of the minimum top-heavy allocation under the Plan.



     16.5     Adjustments    to    Section    415    Limitations.

Notwithstanding the provisions of Section 4A, in the  event  that the Plan is a top-heavy plan and the Employer maintains a defined benefit  plan  covering  some or all of the  employees  that  are covered by the Plan, Section 415(e)(2)(B) and 415(e)(3)(B) of the

Code  shall  be  applied  to the Plan by substituting  "1.0"  for

"1.25"  and Section 415(e)(6)(B)(i) of the Code shall be  applied to  the Plan by substituting "$41,500" for "$51,875", except that such  substitutions shall not be applied to the Plan if  (a)  the

Plan  is not a Super Top-Heavy Plan and (b) each Non-Key Employee who  is a Participant, who also participates in a defined benefit plan  maintained  by an Employer, will receive a defined  benefit minimum  top-heavy benefit of three percent per year  of  service

(up  to  30%), and (c) each Non-Key Employee who is a Participant who does not participate in a defined benefit plan maintained  by

an   Employer   will  receive  a  defined  contribution   minimum

allocation of four percent of compensation.

                              * * *

     This  amendment  and restatement of the BP  America  Capital
Accumulation Plan was executed at Cleveland, Ohio, this 19th day of February, 1996.

                                   BP AMERICA INC.




                                   By
                                   Felix R. Strater
                                   Vice President, Human
                                   Resources
                                   BP Exploration & Oil Inc.
                                   Plan Administrator

                          APPENDIX A

                 COVERED EMPLOYMENT CLASSIFICATION

                         January 1, 1994

The  following  groups  have  been designated  by  the  Board  of

Directors    as    employment   classifications   eligible    for

participation in the Plan:


Participating Employer   Employment Classification
ACTIVE GROUPS:
BP America               Salaried staff (full-time, part-time &
                         regular part-time)
                         Secondees
                         Interns and Co-ops
                         Kaldair salaried staff (full-time, part-
                         time & regular part-time)
BP Chemicals             Salaried staff (full-time, part-time &
                         regular part-time)
                         Secondees
                         Interns and Co-ops
                         BP Performance Polymers salaried staff
                         (full-time, part-time & regular part-
                         time)
                         Green Lake and Lima salaried staff
                         (full-time, part-time & regular part-
                         time)
                         Green Lake and Lima union hourly
BP Exploration           Alaska salaried staff (full-time, part-
                         time & regular part-time)
                         North Slope salaried staff (full-time,
                         part-time & regular part-time)
                         North Slope hourly
                         Houston salaried staff (full-time, part-
                         time & regular part-time)
                         Colombia salaried staff (full-time,
                         part-time & regular part-time)
                         Interns and Co-ops
BP Oil                   Salaried staff (full-time, part-time &
                         regular part-time)
                         Secondees
                         Interns and Co-ops
                         Salaried staff (full-time, part-time &
                           regular part-time) of:
                           Air BP
                           ANS Trading & Transportation
                           BP Marine
                           Manufacturing and Supply
                           Oil Traders International
                           Pipelines
                           Refining
                           Retail
                           Terminals and Distribution (T&D)
                         Air BP hourly
                         Lima Refinery clerical union hourly
                         Pipeline hourly
                         Terminals & Distribution hourly
                         Gibbs hourly
Carborundum              Chief Executive
TERMINATED EMPLOYEE GROUPS:
BP America               Alternate Fuels Technology salaried
                         staff (full-time, part-time & regular
                         part-time)
                         Alternate Energy Development salaried
                         staff (full-time, part-time & regular
                         part-time)
BP Chemicals             BP Performance Polymers of Rockport and
                         Visalia salaried staff (full-time, part-
                         time and regular part-time)
                         Filon/Silmar salaried staff (full-time,
                         part-time & regular part-time)
                         Salaried staff of Filon/Silmar
                         Covington, Hawthorne and Jonesboro
                         (full-time, part-time & regular part-
                         time)
BP Coal                  Mingo-Logan
                         Salaried staff of Basin Resources,
                         Blossom Coal, BP Coal, BP Coal America,
                         Franklin Coal, Franklin Coal Sales,
                         Hinch Coal, Kitt Energy, Mingo-Logan,
                         Old Ben, Old Ben Coal Sales, Pike Coal
                         (full-time, part-time and regular part-
                         time)
BP Exploration           Tex-Con salaried staff (full-time, part-
                         time & regular part-time)
                         Tex-Con hourly
BP Oil                   Ferndale Refinery salaried staff (full-
                         time, part-time & regular part-time)
                         Lake Charles Calciner salaried staff
                         and hourly
                         Mountaineer Carbon salaried staff and
                         hourly
                         Truckstops of America salaried staff
                         (full-time, part-time & regular part-
                         time)
                         Truckstops of America general managers
                         Truckstops of America Profit Center
                         managers - RRA
                         West Coast service station managers and
                         assistant managers - RRA
                         West Coast Terminals salaried and
                         hourly
BP Minerals              Amselco salaried
                         Kennecott salaried
Carborundum              Applied Composites St. Charles salaried
                         staff
DWA Composite            Salaried staff (full-time, part-time &
Specialties              regular part-time)
Industrial Products      Chase Brass salaried staff

                           APPENDIX B


                        INVESTMENT FUNDS
                         January 1, 1996

     Company Stock Fund. The assets of the Company Stock Fund shall be invested solely in Company Stock. Company Stock shall be purchased on the open market or shall be acquired through the support of newly issued Ordinary Shares of the Company's ultimate parent, the British Petroleum Company, p.l.c. ("BP"), in accordance with any procedures which may be established by the Named Fiduciary. Any purchase of Company Stock on the open market shall be made only for fair market value as determined by the Trustee, and any acquisition of Company Stock supported by newly issued BP Ordinary Shares shall be made only for adequate consideration. No commission shall be charged or paid with respect to any acquisition or sale of Company Stock, except in the case of Company Stock purchased or sold on a registered national securities exchange. Except as may otherwise be agreed to by the Named Fiduciary, any acquisition of Company Stock resulting from the initial investment of Matching Contributions shall be acquired through the support of newly issued BP Ordinary Shares using the closing price of Company Stock on the New York Stock Exchange on the last trading day of the calendar quarter to which the Matching Contributions relate.

     Fixed Income Fund. The Fixed Income Fund shall consist of assets which are invested or held for investment intended to provide a fixed rate of return including, but not limited to, those governmental or corporate obligations, trust and participation certificates and mortgages, insurance contracts and/or bank contracts which provide for the repayment of funds invested plus a fixed rate of interest. The Trustee may also, as directed by the Named Fiduciary from time to time, purchase third party bonds, guarantees or other forms of insurance on any and all investments in the Fixed Income Fund and may purchase or hold property in a short-term investment fund consisting of, but not limited to, short term notes, debentures, Treasury bills, savings bond deposits, commercial paper, and any other property for which the maturity is fixed for a period of time not in excess of 12 months, or a collective trust comprised of such securities provided such trust is maintained for trusts which form parts of a pension or profit-sharing plan qualified under the Code. To the extent that any such assets are so invested in a collective trust, the instrument establishing the collective trust and the trust maintained thereunder shall be a part of the Plan and Trust.

     INVESCO Total Return Fund. The INVESCO Total Return Fund seeks to achieve a high total return on investment through capital appreciation and current income by investment in a combination of equity securities and fixed income securities. Above all, the Fund's objective is to achieve reasonably consistent total returns over up and down market cycles.

     The Windsor Fund. The Windsor Fund is a mutual fund which seeks long-term growth of capital and income. As a secondary objective, it seeks a reasonable level of current income. The Windsor Fund is a value-oriented growth fund seeking investment opportunities in stocks that are out of favor or undervalued. The Fund's manager attempts to identify securities with good return potential based on earnings power and growth potential, but which are also available at low prices relative to current earnings. The Windsor Fund is part of the Vanguard Group and is managed by Wellington Management Company.

     The Quantitative Fund. The Quantitative Fund is a mutual fund which seeks a total return greater than that of the U.S. stock market as measured by the S&P 500 market index, while maintaining a risk posture similar to that of the index. It invests in a broadly diversified group of common stocks having investment characteristics similar to the stocks represented in the S&P 500 but with emphasis on stocks that the Fund's manager considers to be undervalued by the market. The Quantitative Fund is part of the Vanguard Group and is managed by Franklin Portfolio Associates, Inc.

     Fidelity  Blue  Chip  Growth Fund.  The Fidelity  Blue  Chip
Growth Fund seeks to achieve long-term capital appreciation  from
a   portfolio   of  equity  securities  issued  by   established,
recognized companies that are experiencing growth.

     J.  P. Morgan Institutional International Equity Fund.   The
J. P. Morgan Institutional International equity Fund seeks to provide a high total return from a portfolio of equity securities (stocks) of foreign corporations. The fund assumes a long-term investment horizon to pursue its objective.